As filed with the Securities and Exchange Commission on June 26, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 7

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Colorado	5171	84-1536518
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District Taiyuan City, Shanxi Province, Shanxi, China 030024 (86) 351-6527-366 (office)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jehu Hand Esq. 24351 Pasto Road, Suite B Dana Point, California 92629 (949) 489-2400 (office) (650) 794-9878 (fax)
(Name, address including zip codes, and telephone numbers, including area codes, of agent for service)

	Copy To:

Cai Yongjun 30 Guanghau Street, Xiaojingyu Xiang, Wan Bailin District Taiyuan City, Shanxi Province, Shanxi, China 030024 (86) 351-6527-366 (office) (86) 351-6527-399 (fax)

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

- ii -

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock offered by Selling Shareholders	3,750,000 shares (1)	$1.50 (2)	$5,625,000.00 (3)	$172.69

TOTAL	3,750,000 shares	$1.50	$ 5,625,000.00	$172.69

(1) Includes shares held by the selling shareholders.

(2) This price was arbitrarily determined by the Company and the selling shareholders.

(3) The selling shareholders will each offer shares on a “best efforts” basis.

- iii -

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

3,750,000 Shares of Common Stock

This prospectus relates to 3,750,000 shares of common stock of Longwei Petroleum Investment Holding Limited (“Longwei”) a Colorado corporation. These shares may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales by the selling stockholders.

The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on a public market, at which time the common stock will be offered at market prices. The initial offering price of $1.50 was arbitrarily determined by the Company. The expenses of the offering, estimated at $ 310,000.00, will be paid by Longwei. Longwei will not receive any proceeds from the sale of shares by the selling stockholders. The offering will terminate one year from the date of this prospectus.

There is currently no trading market for the common stock.

No person has agreed to underwrite or take down any of the securities.

Investing in the shares being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “RISK FACTORS,” beginning on page 10, when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Information contained herein is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this Prospectus is __________, 2008.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

THE COMPANY

THE OFFERING

SUMMARY CONSOLIDATED FINANCIAL DATA

ADDITIONAL INFORMATION

RISK FACTORS

USE OF PROCEEDS

DIVIDEND POLICY

NO TRADING MARKET FOR OUR COMMON STOCK

SELECTED CONSOLIDATED FINANCIAL DATA

MANAGEMENT’S DISCUSSION AND ANALYSIS

CORPORATE STRUCTURE

SUMMARY DIAGRAM OF OUR BUSINESS

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SELLING STOCKHOLDERS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

DESCRIPTION OF SECURITIES

SHARES ELIGIBLE FOR FUTURE SALE

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED March 2008 parent-only financials

FINANCIAL STATEMENTS FOR THE PERIOD ENDED MARCH 31, 2008

BALANCE SHEETS AS OF MARCH 31, 2008 AND JUNE 30, 2007

UNAUDITED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

UNAUDITED STATEMENTS OF CASH FLOWS

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2007

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED (a BRITISH VIRGIN ISLANDS CORPORATION) CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2007 AND 2006

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

SIGNATURES

PROSPECTUS SUMMARY

This summary contains a discussion of all factors material to the investor of an investment in our securities. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “Longwei,” “we,” “us,” “our,” “our Company,” or “the Company” are to Longwei Petroleum Investment Holding Limited,  “PRC” and “China” are to People’s Republic of China; “U.S. dollar,” “$” and “US$” are to United States dollars; “RMB” are to Yuan Renminbi of China; “Securities Act” are to Securities Act of 1933, as amended; and “Exchange Act” are to the Securities Exchange Act of 1934, as amended.

THE COMPANY

Overview

Longwei Petroleum Investment Holding Limited (“we,” “us,” “our,” “Longwei”) was incorporated under the laws of the State of Colorado on March 17, 2000 under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited on October 12, 2007. We were formed as a “blind pool” or “blank check” company with no meaningful assets or liabilities whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. On October 16, 2007, the date of the closing of the Share Exchange, whereby we completed the acquisition of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation, by acquiring all of the issued and outstanding common stock of Longwei BVI in exchange for common shares in Longwei. Longwei BVI was incorporated on April 3, 2006.  Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), a Chinese limited liability company.   We issued 69,000,000 shares in the share exchange transaction for 100% of the ownership of Longwei BVI. As a result of the share exchange transaction, Longwei BVI and its subsidiaries became our wholly owned subsidiaries.

The former stockholders of Longwei BVI acquired 92% of our issued and outstanding common stock as a result of closing the share exchange transaction.  Therefore, although Longwei BVI became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Longwei BVI, whereby Longwei BVI is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

All operating activities are carried out through our wholly-owned Chinese subsidiary, Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), which was incorporated in 1995.  The operating company is located in Taiyuan City, China.  We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As an intermediary, we seek to earn profits by buying diesel, gasoline, fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also earn revenues by acting as a purchase agent where we charge an agency fee, a fee which is charged to wholesalers who do not have a license to purchase directly from refineries. The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs to our customers can significantly affect our margins. The affect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which, in turn, improves profit margins. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power. Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We then transport and market these products to other wholesale buyers. Our primary customers are large-scale gas stations, which represent 60% of our sales. These gas stations, which purchase diesel and gasoline from us, are located in Taiyuan City in the Shanxi Province of China. Our second largest group of customers is the coal plants and power supply companies that use our fuel oil for heat and power, along with our solvents, which comprise 30% of our business. Our third largest customers are the small independent gas stations. These represent 10% of our total sales, and purchase gasoline and diesel. Our operating company is located at No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, Shanxi, China 030024, and our phone number is (86) 351-6527-366.

THE OFFERING

Common stock offered by selling stockholders	3,750,000 shares
Common stock outstanding before the offering	75,000,000 shares (1)
Common stock outstanding after the offering	75,000,000 shares (1)
Proceeds to us	We will not receive any proceeds from the sale of common stock covered by this prospectus.

(1) Represents the number of shares outstanding on June 24, 2008.

Summary of recent transactions and events

We completed the sale of convertible notes on December 18, 2007, in the aggregate principal amount of $2,100,000 at an interest rate of 4% per annum.  The notes are convertible at the option of the holder at a price of $0.70 per share, subject to adjustment.  The noteholders were also issued warrants to purchase 1,500,000 shares at an exercise price of $0.80.   If all of the warrants are exercised, the Company will receive $1,200,000.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary of consolidated statements of income data for the nine month period ended March 31, 2008, and for the years ended June 30, 2007, 2006 and 2005 and the selected consolidated balance sheet data as of the nine month period ended March 31, 2008 and June 30, 2007, 2006 and 2005 are derived from, and are qualified by reference to, the audited consolidated financial statements of Longwei BVI that have been audited by Child, Van Wagoner & Bradshaw, PLLC., independent registered public accounting firms, and that are included elsewhere in this prospectus. The statement of income data for the years ended June 30, 2004 and June 30, 2003 and the summary balance sheet data as of June 30, 2004 and June 30, 2003 are derived from the unaudited consolidated financial statements of Longwei BVI not included in this prospectus.

The following summary of consolidated financial information should be read in conjunction with our consolidated financial statements and related notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of our results for any future periods.

(in thousands of U.S. dollars, except per share data)

	March 31, 2008 (unaudited)	June 30, 2007	June 30, 2006	June 30, 2005	June 30, 2004	June 30, 2003
Statement of Income Data

Revenues	$108,697	$93,762	$93,082	$40,864	$39,492	$20,951

Cost of Sales	$77,187	$75,597	$70,734	$28,126	$27,135	$16,609

Operating Expenses	$5,018	$448	$505	$434	$2,508	$926

Income From Operations	$26,492	$17,717	$21,843	$12,304	$9,849	$3,416

Income Taxes	$(8,363)	$(5,911)	$(7,245)	$(4,076)	$(3,256)	$(1,095)

Net Income	$18,134	$11,995	$14,703	$8,276	$6,610	$2,345

Number of Shares Issued and Outstanding	75,000,000	69,000,000	69,000,000	69,000,000	69,000,000	69,000,000

Income from Operations Per Share - Basic	.35	.24	.31	.18	.14	.05

Basic Weighted Average Number of Shares Outstanding	72,643,636	69,000,000	69,000,000	69,000,000	69,000,000	69,000,000

Net Income Per Share - Basic	.25	.16	.21	.12	.10	.03

	March 31, 2008 (unaudited)	June 30, 2007	June 30, 2006	June 30, 2005	June 30, 2004	June 30, 2003
Balance Sheet Data

Current Assets	$87,832	$58,049	$50,426	$24,329	$15,709	$8,613

Total Assets	$90,273	$60,742	$53,328	$36,268	$26,766	$17,897

Total Current Liabilities	$7,136	$2,998	$10,062	$8,788	$7,562	$5,303

Net Assets	$83,137	$57,744	$43,266	$27,480	$19,204	$12,594

Total Shareholders’ Equity	$83,137	$57,744	$43,266	$27,480	$19,204	$12,594

Risk Factors

We face risks in operating our business, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition and operating results. You should consider these risks before investing in our Company. Risks relating to our business and industry include, among others: our ability to attract new customers; our ability to maintain our gross margin of petroleum products and petroleum product purchases, which is the difference between the price we pay for our petroleum products, and the price paid and other costs incurred in the purchase and transport of our petroleum products, and competition and competitive factors in the markets in which we compete. You should carefully consider the risks discussed in “RISK FACTORS” before deciding to invest in our common stock.

ADDITIONAL INFORMATION

Our corporate headquarters are located at No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, Shanxi, China, 030024. Our telephone number is (86) 351-6527-366. We maintain a website at www.longweishihua.com that contains information about our Company, but that information is not a part of this prospectus.

RISK FACTORS

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock being offered for resale by the selling stockholders. If any of the events or developments described below actually occurs, our business, financial condition, and results of operations may suffer. In that case, the trading price of our common stock may decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

ECONOMIC AND INDUSTRY FACTORS BEYOND OUR CONTROL, INCLUDING PRODUCTION LEVELS OF CRUDE OIL/PETROLEUM PRODUCTS, CAN ADVERSELY AFFECT OUR GROSS MARGIN.

Our ability to pay company expenses depends primarily on our gross margin.  The gross margin is the difference between the sales price of our products, which include gasoline, diesel, kerosene and fuel oil, and the cost of the products that we purchase. These include handling charges, transportation and refinery costs.  The ability to generate margins in the petroleum marketing and trading business is not tied to the absolute price of crude oil, but is generated by differences between the price at which crude oil and our petroleum products are sold and the price paid, as well as other costs incurred in the purchase, refining and transportation of our petroleum products.  In addition, our gross margins are affected by many factors beyond our control, including:

o

the performance of the Chinese economy and the global economy:

o

the volumes of crude oil and petroleum products produced in the areas we serve:

o

the demand for petroleum products by our customers:

o

the prices of crude oil and refined products (diesel and gasoline):

o

petroleum products sold by our competitors:

o

the competitive position of alternative energy sources and:

o

the availability of crude oil/petroleum products from our suppliers.

IF WE CANNOT MAINTAIN OUR SUPPLY OF PETROLEUM PRODUCTS, IT WILL AFFECT OUR ABILITY TO PAY OUR DEBT AND COMPANY EXPENSES.

Our profitability depends in part on our ability to maintain supply of our products.  The amount of drilling and production will depend in large part on crude oil prices.  To the extent that low crude oil/petroleum prices result in lower volumes of crude oil/petroleum products available for purchase, we may experience shortages of our product.  In addition, a sustained depression in crude oil/petroleum prices could result in the bankruptcy of some of our suppliers and refineries.

OUR ABILITY TO MAINTAIN AND INCREASE OUR PROFITABILITY AND CASH FLOW WILL DEPEND ON OUR SUCCESS IN MAKING WISE DECISIONS REGARDING SOURCES OF SUPPLY AND DEMAND FOR PETROLEUM PRODUCTS.

Our skill in purchasing, handling, transporting and storing our products, and our ability to respond to changes in the market will affect our profitability and cash flow.  The marketing and trading of our petroleum products requires detailed current knowledge of our petroleum products suppliers and customers, and a familiarity with a number of factors, including:

o

individual customer demand for specific grades of petroleum:

o

area market price structures for the different grades of petroleum products:

o

location of our customers:

o

availability of transportation facilities, and

o

timing of purchases and costs involved in delivering our products to our customers.

WE DEPEND ON A FEW SUPPLIERS FOR MOST OF OUR SUPPLIES.  THEREFORE, THE LOSS OF ANY SUPPLIER CAN HAVE AN ADVERSE AFFECT ON OUR BUSINESS

Historically, our five largest suppliers which currently constitute 10% or greater of the Company's purchasing volume are:

Company	2007	2006	2005

Yanlian Industry Group selling division	26%	20%	13%
Tuha Oil Exploring and Exploiting Headquarters	20%	16%	18%
Xinan Oil Chemical Assembling Factory	11%	15%	8%
Alashankou Baoli Trading Company Limited	10%	3%	6%
Alashankou Dacheng Company Limited	10%	11%	11%

The loss of any supplier could adversely affect our ability to get our petroleum products, thus affecting our sales and profitability.

CHANGES IN ENVIRONMENTAL AND OTHER REGULATORY COSTS COULD AFFECT OUR REVENUE AND PROFIT.

Under its current leadership, the Chinese Government has been pursuing environmental reform policies.  Changes in environmental regulation could put restrictions and limitations on some of our storage, transportation and handling activities that may impact the environment.  This could include disposal of waste, handling of chemical substances, and storing of our petroleum products.  Those policies that place environmental restrictions and limitations on our business would increase our operating costs for us, and for our suppliers.  We will attempt to anticipate future regulatory requirements that might be imposed, and to plan accordingly in order to remain in compliance with changing environmental laws and regulations and to minimize the costs of such compliance.

IN THE EVENT THAT WE LOSE OUR LICENCES GRANTED BY THE CHINESE GOVERNMENT WE WILL NOT BE ALLOWED TO SELL OUR PRODUCTS.

We have been granted a Finish Oil Wholesale license which allows our company to sell petroleum products to other wholesales and users of gasoline, fuel oil and diesel oil.  This license is granted by the People’s Republic of China   In addition, we also have a special license for Dangerous Chemical Products Businesses that allows us to handle or transport gasoline and diesel oil. There is no expiration date on the Finish Oil Wholesale license but this could be changed by the Chinese government under the condition that we no longer have adequate storage facilities or equipment to carry out our business.  The Dangerous Chemical Products Businesses license is renewed every three years.  The People’s Republic of China’s constitution states that all mineral and oil resources belong to the State.  Without these licenses, we would not be allowed to sell our products and we would be unable to survive in our present business.

THE CHINA GOVERNMENT MIGHT EXPAND AND GRANT LICENSES TO BUY DIRECTLY FROM REFINERIES TO OTHER WHOLESALERS IN OUR REGION.

The Chinese government recently has begun granting licenses to other wholesalers this will have a negative affect on our agency fees or a fee that is charged to other wholesalers that do not have a license to purchase directly from refineries. Our agency fees represented 8% of our sales in year ending June 30,

2007 and 11% of our sales in June 30, 2006. A decrease in our agency fees will have a negative impact on both sales and profits.

OUR OPERATING RESULTS MAY FLUCTUATE, WHICH MAKES OUR RESULTS DIFFICULT TO PREDICT AND COULD CAUSE OUR RESULTS TO FALL SHORT OF EXPECTATIONS.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control.  Therefore, comparing our operating results on a period-to-period basis may not be meaningful and you should not rely on our past results as an indication of our future performance.  Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates.  Our operating results in future quarters may fall below expectations.

THE LOSS OF OUR CHIEF EXECUTIVE OFFICER OR ANY INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD IMPAIR OUR ABILITY TO MAINTAIN OR EXPAND OUR BUSINES.

Cai Yongjun, our Chief Executive Officer, founded Taiyuan Longwei in 1995.  In China, business is often driven by personal relationships, and many of our customers and suppliers have been working with Mr. Yongjun for many years.  For this reason, we believe our future success depends to a significant extent on the continued services of Mr. Cai, and we would be at a severe competitive disadvantage if we were to lose his services.  We do not maintain key person life insurance on any of our executive officers, including Mr. Cai, and have no current plans to purchase any in the future.

Our future success will also depend on our ability to attract, retain and motivate personnel to oversee our operations and to insure that we continue to supply our customers in a timely and cost-effective manner.

IF WE DO NOT HAVE SUFFICIENT CAPITAL RESOURCES OR OPPORTUNITIES FOR EXPANSION, OUR GROWTH WILL BE LIMITED.

We will require additional working capital to support our long-term business plan, which includes increasing our storage capacity by buying additional storage tanks.  Our working capital requirements and the cash flow provided by future operating activities will vary from quarter to quarter, depending on the volume of business during the period and payment terms with our customers.  We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing, or other sources.  Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities.  In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future.  If we are unable to raise additional financing, we may be unable to implement our long-term business plan of adding additional storage capacity to meet customer demand for our products, take advantage of future opportunities, or respond to competitive pressures on a timely basis, if at all.

WE SOMETIMES EXTEND CREDIT TO OUR CUSTOMERS.  FAILURE TO COLLECT THE TRADE RECEIVABLES OR UNTIMELY COLLECTION COULD AFFECT OUR LIQUIDITY.

We extend credit to some of our customers while requiring no collateral. Generally, our customers pay within 30 days of delivery. We perform ongoing credit evaluations of our customers’ financial condition and usually have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients, or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected.

WE SOMETIMES EXTEND CREDIT TO OUR CUSTOMERS.  FAILURE TO COLLECT THE TRADE RECEIVABLES OR UNTIMELY COLLECTION COULD AFFECT OUR LIQUIDITY.

We extend credit to some of our customers while requiring no collateral. Generally, our customers pay within 30 days of delivery. We perform ongoing credit evaluations of our customers’ financial condition and usually have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients, or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected.

OUR BUSINESS IS SUBJECT TO PRICING VOLATILITY OF THE PETROLEUM MARKETS.

Many of our petroleum and fuel-oriented products are commodities which are refined and distributed by numerous sources. We purchase fuel delivered to our customers from multiple suppliers at market prices. We monitor fuel prices and trends in each of our markets on a daily basis and seek to purchase our supply at the lowest prices and under the most favorable terms. Commodity price risk is mitigated since we purchase and deliver our fuel supply daily and utilize cost-plus pricing to our customers. If we cannot pass on the cost-plus pricing to our customers, margins would decrease and a loss could be incurred. We have not engaged in derivatives or futures trading to hedge fuel price movements. In addition, diesel fuel, gasoline and propane may be subject to supply interruption due to a number of factors, including natural disasters, refinery and/or pipeline outages and labor disruptions. The reduction of available supplies could impact our ability to provide bulk fueling services and impact our profitability.

SUDDEN OIL AND GAS PRICE INCREASES DUE TO, AMONG OTHER THINGS, OUR INABILITY TO OBTAIN ADEQUATE QUANTITIES FROM OUR USUAL SUPPLIERS, MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

Our profitability in the fuel distribution business is largely dependent on the difference between our wholesale cost and retail price. Our products are a commodity, and the unit price we pay is subject to volatile changes in response to changes in supply or other market conditions over which we have no control. The supply from our usual sources may be interrupted due to reasons that are beyond our control. As a result, the cost of acquiring our fuels from other suppliers might be materially higher, at least on a short-term basis. Since we may not be able to pass on to our customers immediately, or in full, all increases in the wholesale cost of fuel, these increases could reduce our profitability.

ENERGY EFFICIENCY, GENERAL ECONOMIC CONDITIONS AND TECHNOLOGY ADVANCES HAVE AFFECTED AND MAY CONTINUE TO AFFECT DEMAND FOR OUR PRODUCTS AND SERVICES BY OUR CUSTOMERS.

The national trend toward increased conservation and technological advances, including fuel-efficient vehicles, may adversely affect the demand for our products and services by our customers which, in turn, may result in lower sales volumes to our customers. In addition, recent economic conditions may lead to additional conservation by customers to further reduce their fuel consumption. Future technological advances in conservation and fuel consumption may adversely affect our financial condition and results of operations.

WE HAVE VERY FEW WRITTEN AGREEMENTS WITH OUR CUSTOMERS AND OUR CUSTOMERS COULD TERMINATE OUR SERVICES AT ANY TIME AND FOR ANY REASON.

We do not have formal length of service written contracts with the majority of our customers. As a result, most of our customers can terminate our services at any time and for any reason, and we can similarly discontinue service to any customer. We may discontinue service to a customer if changes in the service conditions or other factors cause us not to meet our minimum level of margins and rates, and the pricing or delivery arrangements cannot be re-negotiated. As a result of this absence of written agreements, our business, results of operations and financial condition could be materially adversely affected if we were to experience a high rate of customer losses.

WE ARE SUBJECT TO OPERATING HAZARDS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS TO THE EXTENT NOT COVERED BY INSURANCE.

Our operations are subject to operating hazards and risks normally associated with handling, storing and delivering combustible liquids such as oil, gasoline and propane. As a result, we may be subject to claims related to these operating hazards arising in the ordinary course of business.  We do carry business insurance but we cannot guarantee that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage, or that these levels of insurance will be available at economical prices.

OUR GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

We are currently experiencing a period of rapid growth which has placed, and will continue to place, a significant strain on our management, administrative, and operational and financial infrastructure.  Our success will depend in part upon the ability of our senior management to manage this growth efficiently.  To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we will be unable to execute our business plan.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY.

We compete with other fuel providers, including several national, regional, and numerous small independent operators who provide these products. Many of our competitors are larger and have more resources than we do. Our ability to compete is dependent on numerous factors, including price, delivery dependability, credit terms, service locations, and quality.

OUR PRINCIPAL SHAREHOLDERS HAVE SUBSTANTIAL INFLUENCE OVER OUR BUSINESS AND THEIR INTERESTS MAY DIFFER FROM THE INTERESTS OF OTHER SHAREHOLDERS.

Our principal shareholders are Cai Yongjun, our CEO and Chairman, and Xue Yongping, our Secretary and a director, who each beneficially own 34,500,000, or a total of 69,000,000 of our common stock, or approximately 92% of our voting stock. Therefore, Mr. Cai and Mr. Xue have the ability to substantially influence the outcome of matters submitted to our shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all, or substantially all of our assets), and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

RISKS RELATED TO DOING BUSINESS IN CHINA

ECONOMIC, POLITICAL, LEGAL AND SOCIAL UNCERTAINTIES IN CHINA COULD HARM OUR FUTURE INTERESTS IN CHINA.

All of our future business projects and plans are expected to be located in China. As a consequence, the economic, political, legal and social conditions in China could have an adverse effect on our business, results of operations, and financial condition. The legislative trend in China over the past decade has been to enhance the protection afforded to foreign investment and to allow for more active control by foreign parties of foreign invested enterprises. There can be no assurance, however, that legislation directed towards promoting foreign investment will continue. More restrictive rules on foreign investment could adversely affect our ability to expand our operations in China or repatriate any profits earned there. Some of the changes that could adversely affect us include:

-

level of government involvement in the economy;

-

control of foreign exchange;

-

methods of allocating resources;

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balance of payments position;

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international trade restrictions; and

-

international conflicts

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or “OECD,” in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

THE LEGAL ENVIRONMENT IN CHINA IS UNCERTAIN AND YOUR ABILITY TO LEGALLY PROTECT YOUR INVESTMENT COULD BE LIMITED.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign-owned enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. For example, on March 16, 2007, the PRC adopted new property and corporate income tax laws, and the implications of these new laws are uncertain as of the date of this report. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign-invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE U.S. AND ALL OF OUR DIRECTORS AND OFFICERS RESIDE OUTSIDE OF THE U.S., IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS BASED ON U.S. FEDERALSECURITIES LAWS AGAINST US AND OUR OFFICERS AND DIRECTORS IN THE U.S. OR TO ENFORCE A U.S.COURT JUDGMENT AGAINST US OR THE IN THE PEOPLE’S REPUBLIC OF CHINA.

All of our directors and officers reside outside of the U.S. In addition, Taiyuan Longwei, our operating subsidiary, is located in the People’s Republic of China and substantially all of its assets are located outside of the U.S. It may therefore be difficult or impossible for investors in the U.S. to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or the People’s Republic of China and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in the People’s Republic of China courts. Further, it is unclear if extradition treaties now in effect between the U.S. and the People’s Republic of China would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

China has only recently permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.

We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to renew our Dangerous Chemical Products Business license or our Finish Oil Wholesale license, licenses which allow our company to handle gasoline and oil and to engage in the wholesale business of gasoline, diesel oil and kerosene respectively, would have an adverse effect on our business. In addition, returning to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

FUTURE INFLATION IN CHINA MAY INHIBIT OUR ACTIVITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and widely fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby impact the cost of crude oil and petroleum products affecting our cost and perhaps demand for our products.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

The majority of our revenues will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell, or remit foreign currencies after providing valid commercial documents, and only at those banks in China authorized to conduct foreign exchange business. We cannot be certain that in the future the Chinese regulatory authorities will not impose more stringent restrictions on the Company's ability to convert RMB into the U.S. dollar.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE FOREIGN EXCHANGE RATE BETWEEN THE U.S. DOLLARS AND RENMINBI.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs, should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of our Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes, should the U.S. dollar appreciate against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

ACCOUNTING LAWS IN CHINA MANDATE ACCOUNTING PRACTICES WHICH MAY NOT BE CONSISTENT WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  AND THEREFORE OUR FINANCIALS AND THEIR INTERPRETATION INVOLVE UNCERTAINTIES.

The PRC accounting laws require an annual “statutory audit” to be performed in accordance with PRC accounting standards and the books of foreign invested enterprises to be maintained in accordance with Chinese accounting laws. These Chinese accounting practices may not be consistent with U.S. generally accepted accounting principles. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities. Noncompliance with such requirements may cause revocation of our business license. The translation of the financial statements from the requirements of the PRC to US GAAP requires interpretation and exercise of judgment.

The PRC accounting laws require an annual “statutory audit” to be performed in accordance with PRC accounting standards and the books of foreign invested enterprises to be maintained in accordance with Chinese accounting laws. These Chinese accounting practices may not be consistent with U.S. generally accepted accounting principles. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities. Noncompliance with such requirements may cause revocation of our business license. The translation of the financial statements from the requirements of the PRC to US GAAP requires interpretation and exercise of judgment.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

RESALE OF OUR SECURITIES MAY BE DIFFICULT BECAUSE THERE IS NO CURRENT MARKET FOR OUR SECURITIES AND IT IS POSSIBLE THAT NO MARKET WILL DEVELOP.

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.

WE MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK TO RAISE CAPITAL, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR SHAREHOLDERS

Our articles authorize the issuance of up to 500,000,000 shares of common stock, no par value.  As of December 18, 2007, 75,000,000 were issued and outstanding.  Although we have not entered into any agreements as of the date of this offering to issue our unreserved shares of common stock, we may issue a substantial number of additional shares to raise capital.

OUR STOCK PRICE MAY FLUCTUATE AFTER THIS OFFERING, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND SIGNIFICANT COSTS RELATED TO LITIGATION.

The market price for our common stock will vary from the initial public offering price after trading commences. This could result in substantial losses for investors. The market price of our securities may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

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quarterly and seasonal variations in operating results;

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changes in financial estimates and ratings by securities analysts;

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announcements by us or our competitors of new product and service offerings, significant contracts, acquisitions or strategic relationships;

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publicity about our company, our services, our competitors or business in general;

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additions or departures of key personnel;

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fluctuations in the costs of materials and supplies;

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any future sales of our common stock or other securities; and

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stock market price and volume fluctuations of publicly-traded companies in general and in the Chinese manufacturing sector in particular.

The trading prices of companies like us with a limited trading market have been especially volatile. Investors may be unable to resell our securities that they own at or above the initial public offering price.

INSIDERS WILL CONTINUE TO HAVE SUBSTANTIAL CONTROL OVER US AFTER THIS OFFERING, WHICH COULD LIMIT THE ABILITY OF OUR REMAINING SHAREHOLDERS TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS, INCLUDING A CHANGE IN CONTROL, AND MAY RESULT IN THE APPROVAL OF TRANSACTIONS THAT WOULD BE ADVERSE TO THEIR INTERESTS.

Our principal shareholders, directors and executive officers will beneficially own 92% of the outstanding shares of our common stock immediately after this offering. As a result, these shareholders, if they were to act together, would be able to control or significantly influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from our remaining shareholders and may vote in a way with which those shareholders disagree and that may be adverse to their interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and might ultimately affect the market price of our common stock.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE. THIS COULD MAKE OUR STOCK LESS ATTRACTIVE TO POTENTIAL INVESTORS.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business, and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not

WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE, WHICH COULD DEPRESS THE PRICE OF OUR STOCK.

Our articles, as amended, authorize 100,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as determined by the Board of Directors.  Pursuant to our articles, the Board of Directors is authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of preferred stock not then allocated to any series of preferred stock, for a series of the preferred stock.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, the rights of the holders of our common stock could be impaired thereby, including, without limitation, with respect to liquidation.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms, and other comparable terminology, although not all forward-looking statements contain these identifying words. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Those factors include, but are not limited to, our ability to attract new customers, changes in demand for our products, competitive pressures, changes in laws and regulations governing our business and the other factors discussed under the caption “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no obligation to update the information in the prospectus unless and except to the extent otherwise required pursuant to applicable federal securities laws.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling stockholders pursuant to this prospectus will belong to the selling stockholders We will not receive proceeds from the sales of our common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The offering price of $1.50 per share was determined mutually by us and the selling shareholders. The offering price was arbitrarily determined and has no relationship to our assets, earning, book value, or any other generally accepted criteria of value. After the shares are listed on a trading market, the selling stockholders offering the 3,750,000 shares will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.

DIVIDEND POLICY

We have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

NO TRADING MARKET FOR OUR COMMON STOCK

Our common stock is not listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board. There is no trading symbol for the common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements of Longwei BVI and the related notes, and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus. The statement of operations data for the nine month period ended March 31, 2008 and for the  years ended June 30, 2007, 2006 and 2005, and the balance sheet data as of the nine month period ended March 31, 2008 and June 30, 2007, 2006 and 2005, are derived from, and are qualified by reference to, the audited consolidated financial statements of Longwei BVI that have been audited by Child, Van Wagoner & Bradshaw, PLLC., independent registered public accounting firms, and that are included in this prospectus.

  (All amounts in thousands of U.S. dollars, except per share data)

	March 31, 2008 (unaudited)	June 30, 2007	June 30, 2006	June 30, 2005	June 30, 2004	June 30, 2003
Statement of operations data:

Revenues	$ 108,697	$93,762	$93,082	$ 40,864	$ 39,492	$ 20,951

Cost of sales	77,187	75,597	70,734	28,126	27,135	16,609

Gross profit	31,510	18,165	22,348	12,738	12,357	3,442

Other income	5	189	105	48	6,450	5,250

Operating expenses	5,018	448	505	435	2,508	926

Income before taxes	26,497	17,906	21,948	12,352	9,849	3,416

Income taxes	(8,363)	(5,911)	(7,245)	(4,076)	(3,256)	(1,095)

Net income	18,134	11,995	14,703	8,276	6,610	2,345

Basic net income per share	.35	$.17	$.21	.12	.10	.03

Diluted net income per share	.35	$.17	$.21	.12	.10	.03

Weighted average number of shares outstanding - basic	72,643,636	69,000,000	69,000,000	69,000,000	69,000,000	69,000,000

Diluted weighted average number of shares outstanding	73,210,909	69,000,000	69,000,000	69,000,000	69,000,000	69,000,000

Cash dividend declared per common share	-	-	-		-	-

Cash flows data:
Net cash flows provided by operating activities	(1,790)	$(18,178)	$4,388	11,654	6,450	5,250
Net cash flows used in investing activities	(17)	(3)	-	-	-	-
Net cash flows provided by financing activities	2,100	-	-	-	-	-
Balance sheet data:
Cash and cash equivalents	6,755	$ 6,060	$23,544	$18,487	6,010	4,300
Current Assets	87,832	58,049	50,426	24,329	15,709	8,613
Total assets	90,273	60,742	53,328	36,268	26,766	17,897

Total current liabilities	7,136	2,998	10,062	8,788	7,562	5,303
Long term liability	-	-	-	-
Total liabilities	7,136	2,998	10,062	8,788	7,562	5,303

Total stockholders’ equity	83,137	57,744	43,266	27,480	19,204	12,594

The following table sets forth certain unaudited financial information for each of the four quarters ended June 30, 2007 and June 30, 2006. The consolidated financial statements for each of these quarters have been prepared on the same basis as the audited consolidated financial statements included in this report and, in the opinion of management, include all adjustments necessary for the fair presentation of the results of operations for these periods. This information should be read together with our audited consolidated financial statements and the related notes included elsewhere in this report.

(All amounts in thousands of U.S. dollars, except per share data)

2007	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Revenue	$25,032	$31,179	$15,027	$22,524	$93,762

Gross profit	$4,838	$8,188	$2,763	$2,376	$18,165

Income from operations	$4,661	$7,764	$2,513	$2,779	$17,717

Net income	$2,973	$5,255	$1,724	$2,043	$11,995

Basic and diluted earnings per share	$.04	$.08	$.0 2	$.0 3	$.17

2006

Revenues	$21,226	$22,949	$24,345	$24,562	$93,082

Gross profit	$5,094	$5,508	$5,843	$5,903	$22,348

Income from operations	$4,999	$5,398	$5,799	$5,647	$21,843

Net income	$2,971	$3,298	$4,122	$4,312	$14,703

Basic and diluted earnings per share	$.04	$.05	$.06	$.06	$.21

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As a licensed intermediary, we seek to earn profits by buying diesel gasoline fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also earn revenue by the ownership of a gas station located on our property and by acting as a purchase agent where we charge an agency fee, a fee which is charged to other wholesalers who do not have a license to purchase directly from refineries. We feel that a possible risk is that the Chinese government might permit other wholesalers to buy directly from the refineries. This will have a negative impact on our fees which represent approximately 9% for the nine month period ending March 31, 2008, 8% of our sales in year ending June 30, 2007 and approximately 11% in June 30, 2006. Thus far this year we have seen an impact of a one percent improvement. The company will continue to seek new wholesalers without a license and without sufficient storage capability who wish to use our services. The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs through to our customers can significantly affect our margins. The affect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which in turn improves profit margins.  Crude prices continue to rise. We will attempt to increase inventory if our storage capacity is able if there is a sudden drop in fuel prices. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power.  Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We transport and market these products to other wholesale buyers.  Our primary customers are large-scale gas stations, which represent 60% of our sales and which are located in Taiyuan City in the Shanxi Province of China.  They primarily buy diesel and gasoline. The China economy continues to grow. We see demand for petroleum products remaining strong into the foreseeable future.  Our second largest group of customers is coal plants and power supply companies which use our fuel oil for heat and power along with our solvents; these comprise 30% of our business. This group of customers will continue to remain strong as our local economy continues to grow. Our third largest customer is the small, independent gas station which represents 10% of our total sales.  These stations buy gasoline and diesel from us. This group of customers will continue to grow due to more of the local population buying cars.

We currently have 14 storage tanks that allow us to store 50,000 metric tons of our products. In order to expand we will have to increase storage capacity which means more tanks. The company is examining the cost of various types and sizes of storage tanks.  In addition, we own our own rail system to transport our products to our customers.  On December 18, 2007, the Company raised $2,100,000 in the form of convertible notes. The purchasers were qualified institutional buyers or institutional investors.  The note is convertible at $.70 per share at the option of the investor. After disbursement of fees and expenses, the Company netted $1,800,000. These funds will be used to increase storage capacity. Additionally, warrants to purchase 1,500,000 shares were granted at an exercise price of $.80 per share.  The funds from the warrant exercise will be used to increase storage capacity and for general corporate purposes.

We have been granted a Finish Oil Wholesale license which allows our company to sell to others in the wholesale business and users of gasoline, fuel oil and diesel oil.  This license is granted by the People’s Republic of China   In addition, we also have a special license for Dangerous Chemical Products Businesses that allows us to handle or transport gasoline and diesel oil.  The Finish Oil Wholesale License allows us to sell our products. There is no expiration date on this license.  The Dangerous

Chemical Products Businesses license is renewed every three years.  The People’s Republic of China’s constitution states that all mineral and oil resources belong to the State.  Without these licenses, we would not be allowed to sell our products.

Results of Operations

The following table summarizes the results of the Company’s operations during the nine-month period ended March 31, 2008 and March 31, 2007, and provides information regarding the dollar and percentage increase or (decrease) from the 2006  period to the 2007 period:

All amounts, other than percentages, in thousands of U.S. dollars

	Nine Months Ended March 31,
Item	2008	2007	Increase (Decrease)	% Increase (% Decrease)

Revenue	$ 108,697	$ 71,238	$ 37,459	52.6%
Cost of sales	$ 77,187	$ 54,9927	$ 22,260	40.5%
Gross profit	$ 31,510	$ 16,311	$ 15,199	93.2%
Operating expenses	$ 5,018	$ 851	$ 4,167	490%
Other income (expense)	$ 5	$ 138	$ (133)	(96.4%)
Income taxes	$ 8,363	$ 5,125	$ 3,238	63.2%
Net income	$ 18,134	$ 10,473	$ 7,661	73.2%

The following table summarizes the results of the Company’s operations during the fiscal years ended June 30, 2006 and June 30, 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal period to the 2006 fiscal period:

All amounts, other than percentages, in thousands of U.S. dollars

	Years Ended June 30,
Item	2006	2005	Increase (Decrease)	% Increase (% Decrease)
Revenue	$93,082	$40,864	$52,218	127.78%
Cost of sales	$70,734	$28,126	$42,608	151.49%
Gross profit	$22,348	$12,738	$9,610	75.44
Operating expenses	$505	$434	$71	16.36%
Other income (expense)	$105	$48	$57	118.75%
Income taxes	$(7,245)	$(4,076)	$(3,169)	77.75%
Net income	$14,703	$8,276	$6,427	77.66%

The following table summarizes the results of the Company’s operations during the fiscal years ended June 30, 2007 and June 30, 2006 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 fiscal period to the 2007 fiscal period:

All amounts, other than percentages, in thousands of U.S. dollars

	Years Ended June 30,
Item	2007	2006	Increase (Decrease)	% Increase (% Decrease)
Revenue	$93,762	$93,082	$680	0.73%
Cost of sales	$75,597	$70,734	$4,863	6.88%
Gross profit	$18,165	$22,348	$(4,183)	(18.72)%

Operating expenses	$448	$505	$(57)	(11.29)%
Other income (expense)	$189	$105	$84	80.00%
Income taxes	$(5,911)	$(7,245)	$1,334	18.41%
Net income	$11,995	$14,703	$(2,708)	(18.41)%

Revenue

Revenue for the quarter ending March 31, 2008 was $32,478,702, an increase of $17,451,279 or approximately 116% as compared to $15,027,423 for the quarter ending March 31, 2007. This increase was due to the addition of several new gas station accounts, an increase of agency fees of $777,674 or an increase of 52.3% and an increase of revenues at its company owned gas station of $489,204.  Agency fees for the quarter ending March 31, 2008 were $2,265,492 as compared to agency fees of $1,487,818 in the quarter of 2007.  Revenue at its gas station was $1,520,770 for the quarter ending March 31, 2008 compared to sales of $1,031,566 in the same quarter of 2007 or an increase of 47% over March 2007. In  the March 31, 2007 quarter, two of the largest customers, Taiyuan Yanyu Oil Supply Company Limited and Taiyuan City XiShan Gujiao Material and Oil Storage Labor Service Departments, representing approximately $8 million dollars in revenues, was shipped earlier than required by the customers and was reflected in the second quarter December 31, 2007 quarterly financial results rather than the March 31, 2007 quarter resulting in lower revenues for the March 2007 quarter, but in higher revenues for the December 2007 quarter than would otherwise have occurred. Diesel sales for the quarter ending March 31, 2008 were $18,137,776, compared to diesel sales of $6,483,800 for the quarter ending March 31, 2007.   The volume of diesel sales was approximately 6,500,900 gallons for the quarter ending March 31, 2008, compared to diesel sales volume of 2,542,600 gallons for the quarter ending March 31, 2007.  The increase of $11,653,976, or 179%, along with the volume increase of 3,958,300 gallons was the result of our shipment to our two major customers as described above, occurring earlier than required.  This adversely impacted diesel revenue in the quarter ending March 2007 by approximately $6,000,000.

This increase was partly due to the timing of diesel sales of our two major customers, as described above.  There was an increase of approximately $1,600,000 in diesel sales as a result of several new gas station accounts.  The demand in diesel increase was due to the continued strength of the economy in Shanxi province.  Gasoline sales for the quarter ending March 31, 2008 were $8,607,046, compared to $2,976,501 for the quarter ending March 31, 2007.  The increase of $5,630,545, or approximately 189.2%, along with the increase of gasoline sales volume of 1,123,208 gallons for the quarter ending March 31, 2007, was the result seven new gas station accounts, resulting in approximately a $2,435,000 increase in gasoline sales.   Additionally, approximately $2,000,000 in gasoline revenue was the result of the time of gasoline sales of our two major customers that adversely impacted gas revenues in the quarter ending March 31, 2007.  Sales of gasoline increased as a result of the growing amount of car traffic in the region.

Our primary customers are large-scale gas stations, which represent 60% of our sales, and are located in Tayuani City in the Shanxi province of China.  They primarily buy diesel and gasoline. The China economy continues to grow, especially in the Shanxi province.  As long as Shanxi province continues to grow, the Company will see increased demand for petroleum products.  At present, growth appears to be strong for the foreseeable future.   In Shanxi province, the population has become wealthier, and the increase in car traffic is a result.  The Company's major customers are continuing to experience growth and are forecasting stronger demand.

We have the capacity to hold approximately 20,000,000 in our 14 storage tanks. At present, we are operating at 60% of capacity. Management believes that the storage capacity is sufficient to meet demand for the foreseeable future. In the long-term with additional storage tanks and increase marketing we would have the opportunity to obtain and meet the demand of larger customers. By doing so, revenues and profits are expected to increase.

The impact of favorable currency exchange rates for the quarter was approximately $1,545,338 for diesel sales, and approximately $733,300 in gasoline revenues.

For the nine months ending March 31, 2008, revenues were $108,697,168, an increase of $60,368,703 or approximately 84.7% as compared to $71,238,419 for the same period in March 31, 2007. This increase was the result of additional new gas stations accounts, increase sales at its company-owned gas stations and stronger overall demand for petroleum products.  Diesel sales were $55,315,113 an increase of $19,733,097 or approximately 55.5% in the nine month period compared to $35,582,016 in the nine month period ending March 31, 2007. Gasoline sales were $32,561,668, an increase of $11,214,567 or approximately 52.5% compared to gasoline sales of $21,347,101 in nine month ending March 31, 2007.   Further, revenues from the company's own gas station  for the nine month ending March 31, 2008 was $4,562,310 compared to revenue of $3,094,698 or an increase of $1,4676,612 or an increase of approximately 47.4%. Additionally, the impact was due to favorable currency exchange rates, accounting for $8,533,497 in revenues, or 8.52% as the RMB continued to appreciate against the dollar.  In addition, the increase of revenues was also the result of agency fees increase of $4,200,371 or an increase of approximately 71.0% to $10,115,682 in March 2008 compared to agency revenues of $5,915,311 for the nine month period March of 2007. Agency fees increased due to the addition of several new gas companies not possessing the required license to buy direct from refineries.   We purchase petroleum on their behalf and arrange delivery for them.  The China government continues to grant licenses to other wholesalers to buy direct. Thus, we anticipate that agency fees will be reduced in the future unless we are able to obtain new customers that want to go direct but do not have the required license.  The increase of petroleum products for the nine month period was mainly due to the following factors:  the population in China in general has become wealthier; as a result, the demand for petroleum has increased and the economy in Shanxi Province where the Company's major customers are continued to experience growth. Management expects growth in 2008 to remain strong due to (i) continued strong growth in the China economy, (ii) a continued improvement in the wealth of its citizens, and (iii) business strategy of increasing storage for our products.

Revenue for the year ended June 30, 2007 increased by .73% or $680 thousand to $93.762 million as compared to $93.082 million for 2006.  If the effect of currency translation is taken into account, revenues would have been $90.71 million or a revenue decline of $2.341 million, or a 2.5% reduction in revenues.  This was primarily the result of agency fees declining from $10.300 million in year ending June 30, 2006 to $7.826 million for the year ending June 30, 2007 or a decline of $2.474 or approximately 24%.  Additionally, fuel oil revenues decreased from gross revenues of $3.217 million in year ending June 30, 2006 to $1.994 for year ending June 30, 2007 or a decline of $1.223 million or approximately 38%.  The currency impact on revenue and expense items was 3.33%. Diesel decreased by $3.65 million or approximately 6.8%, due to decreased demand from trucks but was offset by the increase of gasoline which increased by $5.92 million or approximately 29% as demand for fuel for cars remained strong and sales at our gas station, which had an increase of $.82 million or approximately 24.7%. The revenues at our gas station were $4.1 million in year ending June 30, 2007 compared to sales of $3.3 million in year ending June 30, 2006. The decrease in demand for diesel occurred at some of our customer’s large-scale gas stations located on major truck routes , as there was a decrease in truck traffic using diesel due to construction.  The construction was the result of sewer pipes being installed that diverted truck traffic that normally would have used our customer's gas stations. The customer gas stations impacted were on major truck routes.  These particular stations catered to large truck traffic.  Additionally, all of the Company's customers that operate gas stations sell both diesel and gasoline. Traffic was limited to local car traffic because of the extent of the construction to replace sewer pipes (an approximate five-mile stretch).  The Company anticipates that diesel sales will return to normal in the subsequent quarter.  The volume for diesel oil for the year ending June 30, 2007 was approximately 19,541,000 gallons compared to approximately 23,664,000 gallons for the year ending June 30, 2006.  The decrease of approximately 4, 123,000 was primarily due to the reason above stated. This decrease in volume was partially offset by the increase in volume of gasoline sales.  The volume for gasoline sales for the year ending June 30, 2007 was approximately 9,932,000 compared to approximately 8,906,000 for gasoline sales in the period ending June 30, 2006, an increase of 1,026,000. The increase was the result of increased car traffic n the Shanxi province.  The decrease in diesel oil was partially offset by kerosene sales of approximately 3,525,000 gallons for the period ending June 30, 2007, compared to kerosene sales of approximately 2,873,000 gallons for the period ending June 30, 2006, an increase of 652,000 gallons. The total volume for petroleum product sales was approximately 33,904,000 for the year ending June 30, 2007, compared to sales of approximately 37,084,000 gallons in June 30, 2006. The increase in revenues by petroleum products was offset by the decrease of $2.473 million in agency fees, or a decrease of approximately 24%, as some of our wholesale customers were given licenses from the China government that allowed them to buy directly from refineries. Agency fees in June 30, 2007 were $7.827 million compared to fees of $10.300 million in year ending June 30, 2006. Management expects growth in 2007 to remain strong due to (i) continued strong growth in the China economy, (ii) a continued improvement in the wealth of its citizens, and (iii) additional cars.

Revenue for the year ended June 30, 2006 increased by $52.218 million or 127.78% to $93.082 million as compared to $ 40.864 million for 2005. This increase was mainly due to the expansion and growth in our Province in 2006. Petroleum sales increased by $53.375 or approximately 181.5% as compared to the year ending June 30, 2005. Revenues at our company-owned gas station increased from $1.7 million in year ending June 30, 2005 to $3.3 for the year ending June 30, 2006. This increase of $1.6 million or approximately 94.1% was due to increase in truck and car traffic. The demand for diesel increased by $34.889 million or approximately 187.7% as truck transportation increased with the growth of the economy. Likewise, gasoline increase by approximately 13.602 million, or approximately 200%, as more cars were purchased and driven. This rapid growth was due to a boom in building and job expansion in our region. In addition prices of petroleum increase by over 25% in 2006 compared with crude prices in 2005 as a result of greater demand for petroleum products. Agency fees decreased by $1.157 million or approximately 10% as compared to year ending June 30, 2005 as some of our wholesalers customers were given licenses from the China government that allowed them to buy directly from refineries. Agency fees were $10.300 million in 2006 compared to $11.457 million in the same period in year ending June 30, 2005.

Components of Revenue

The following table shows the different components comprising our total revenue for the interim three - month period ending March 31, 2008 and March 31, 2007.

Sales by Products	March 31, 2008	% of total revenues	Volume of sales in thousands	March 31, 2007	% of total revenues	Volume of sales in thousands

Diesel Oil	18,138	55.8%	6,501	6,484	43.1%	2,543
Gasoline	8,607	26.5%	3,085	2,977	19.8%	1,123
Fuel Oil	2,306	7.1%	488	2,006	13.3%	912
Kerosene	1,162	3.6%	949	2,072	13.8%	938

TOTALS Petroleum Products	30,213	93%	11,023	13,539	90%	5,516

Agency Fee	2,265	7%	-	1,488	10%	-

TOTAL REVENUE	32,479	100%		15,027	100%

The following table shows the different components comprising our total revenue for the interim nine- month period ending March 31, 2008 and March 31, 2007.

All amounts in thousands of U.S. dollars

Sales by Products	March 31, 2008	% of total revenues	Volume of sales in thousands	March 31, 2007	% of total revenues	Volume of sales in thousands

Diesel Oil	55,315	50.9%	19,826	35,582	49.9%	13,954
Gasoline	32,562	30.0%	11,885	21,347	30.0%	8,055
Fuel Oil	5,956	5.4%	2,502	2,101	2.9%	2,848
Kerosene	4,748	4.4%	1,955	6,293	8.8%	955

TOTALS Petroleum Products	98,581	90.7%	36,168	65,323	91.6%	25,812

Agency Fee	10,116	9.3%	-	5,915	8.4%	-

TOTAL REVENUE	108,697	100%		71,238	100%

The following table shows the different components comprising our total revenue over each of the past three fiscal years.

All amounts in thousands of U.S. dollars

Sales by Products	2007	% of total revenues	Volume of sales in thousands	2006	% of total revenues	Volume of sales in thousands	2005	% of total revenues	Volume of sales in thousands
Diesel Oil	49,829	53.2%	19,541	53,481	57.5%	23,664	18,592	45.5%	9,942
Gasoline	26,321	28.0%	9,932	20,396	21.9%	8,906	6,794	16.6%	3,595
Fuel Oil	1,994	2.2%	906	3,217	3.5%	1,641	2,558	6.3%	1,429
Kerosene	7,791	8.3%	3,525	5,688	6.1%	2,873	1,463	3.6%	817

TOTALS Petroleum Products	85,935	91.7%	33,904	82,782	88.9%	37,084	29,407	72.0%	15,783

Agency Fee	7,827	8.3%		10,300	11.0%		11,457	28.0%

TOTAL REVENUE	93,762	100%		93,082	100%		40,864	100%

Income from petroleum products was approximately 91.7% of total revenue in 2007 and was approximately 88.9% in 2006 and 72% in 2005. The main reason for the increase in outright sales revenue was the result of the growing China economy and increase in petroleum prices. Management believes that revenues from the gasoline and diesel will continue to be the Company’s major revenue source in the next a few years due to the growing number of cars and business growth particularity in Shanxi Province.

Cost of Goods Sold

Cost of goods sold for the quarter ending March 31, 2008 increased by $10,389,706 or 84.7% to $22,653,366 as compared to $12,263,660 for the three month period in March of 2007. This increase was the result of greater sales. For the nine month period ending March 31, 2008 costs of goods sold was $77,186,866 or an increase of approximately $22,259,584 or approximately 40.5% as compared to costs of goods for March 31, 2007 of $54,927,282. This increase was mainly attributable to the increase of sales revenue

Cost of goods sold for the year ended June 30, 2007 increased by $4.864 million or 6.88 % to $75.597 million as compared to $70.734 million for the prior year. This increase was mainly attributable to the increase of sales revenue. Cost of goods sold for the year ended June 30, 2006 increased by $42.608 million or 151.49 % to $70.734 million, as compared to $28.126 million in 2005. The increase was generally in line with the revenue increase.

The following table shows the different components comprising our cost of goods sold for the interim three-month period ending March 31, 2008 and March 31, 2007.

  All amounts, other than percentages, in thousands of U.S. dollars

Cost of Goods	March 31, 2008	% of total cost of goods sold	% of total cost of goods vs revenue	March 31, 2007	% of total cost of goods sold	% of total cost of goods vs revenue
Diesel Oil	12,739	56.2%	70.2%	5,791	47.2%	89.3%
Gasoline	6,679	29.5%	77.6%	2,670	21.8%	89.7%
Fuel Oil	1,818	8.0%	78.8%	1,800	14.7%	89.7%
Kerosene	942	4.2%	81.2%	1,893	15.4%	91.3%

TOTAL COST Petroleum Products	22,180	97.9%	73.4%	12,154	99.1	89.8%

Agency Fee	473	2.1%	20.9%	110.9%		7.4%

TOTAL COST OF GOODS	22,653	100%		12,264	100%

The following table shows the different components comprising our cost of goods sold for the interim nine-month period ending March 31, 2008 and March 31, 2007.

All amounts, other than percentages, in thousands of U.S. dollars

Cost of Goods	March 31, 2008	% of total cost of goods sold	% of total cost of goods vs revenue	March 31, 2007	% of total cost of goods sold	% of total cost of goods vs revenue
Diesel Oil	42,006	54.4%	75.9%	28,614	52.1	80.4%
Gasoline	25,310	32.8%	77.7%	18,116	33.0%	84.9%
Fuel Oil	4,654	6.0%	78.1%	1,818	3.3%	86.5%
Kerosene	3,948	5.1%	83.2%	5,489	10.0%	87.2%

TOTAL COST Petroleum Products	75,918	98.3%	77.0%	54,037	98.4%	75.9%

Agency Fee	1,269	1.7%	12.5%	890	1.6%	15.0%

TOTAL COST OF GOODS	77,187	100%		54,927	100%

The following table illustrates the items constituting our cost of goods sold for the fiscal years ended June 30.

All amounts, other than percentages, in thousands of U.S. dollars

Costs of Goods	2007	% of total cost of goods	% of total cost of goods vs revenue	2006	% of total cost of goods	% of total cost of goods vs revenue	2005	% of total cost of goods	% of total cost of goods vs revenue

Diesel Oil	43,186	57.1%	86.7	44,168	62.4%	82.6	15,222	54.1%	81.9
Gasoline	22,381	29.6%	85.0	16,439	23.2%	80.6	5,383	19.1%	79.2
Fuel Oil	1,728	2.3%	86.7	2,016	2.9%	62.7	1,977	7.1%	77.3
Kerosene	6,874	9.0%	88.2	4,973	7.0%	87.4	1,390	4.9%	95.0

TOTAL COST Petroleum Products	74,169	98.0%	86.3	67,596	95.5%	81.7	23,972	85.2%	81.5

Agency Fee	1,428	2.0%	18.2	3,137	4.5%	30.5	4,154	14.8%	36.3

TOTAL COST OF GOODS	75,597	100%		70,733	100%		28,126	100%

Gross Profit Margin

Our gross profit margin was 30.3% compared to 18.4% for the three months ending March 31, 2008 and 2007, respectively. The increase in gross margin of 11.8% was the result of an increase in gross margins on diesel from 10.7% in three months ending March 31, 2007 to 30.2% in three months ending March 31, 2008. Additionally, the gross margins on gasoline went from 10.3% in three months ending March 31, 2007 to 22.4% in three months ending March 31, 2008. The increase was the result of strong demand for fuels and a jump in prices of fuel of approximately 13% during the period. Our gross profit margin for the nine month period was 29.0% compared to approximately 22.9% for the nine month period ending March, 2007. The increase in gross margin of 6.1% was the result of an increase in gross margins on diesel from 19.6% in nine months ending March 31, 2007 to 24% in nine months ending March 31, 2008. Additionally, the gross margins on gasoline went from 15.1% in nine months ending March 31, 2007 to 22.3% in nine months ending March 31, 2008. The increase was the result of strong demand for fuels and a jump in prices of fuel of approximately 7% during the period.

For the nine-month period ending March 31, 2008, we locked in prices to our customers 1,784,340 gallons of petroleum products.  In addition, during the nine-month period ending March 31, 2008, the Company locked in, at various times, approximately 9,342,000 gallons. The risk associated with maintaining huge quantities of inventory and amounts of advances to suppliers has the effect of locking in prices.  We pay for fuel well in advance of the time we deliver commodities and establish customer prices.  Therefore, our gross margins will vary considerably from period to period, based on short-term prices of petroleum products.  The decline in gross margins will affect our ability to purchase future petroleum products and provide advances to suppliers if there is a sudden drop in short-term prices of petroleum.  Management does not provide any type of hedging activity in order to reduce this risk; however, management monitors petroleum prices in an effort to maintain profitability.

Our gross profit margin decreased by approximately 4.6 % for the year ended June 30, 2007 from 19.4% in 2007 compared to 24.0% in 2006.  The decrease in profit margins of approximately 4.6% from June 30, 2007 vs. year ending June 30, 2006 was the result of the company's unit cost of gasoline increasing from an average of $1.95 per gallon in period ending June 30, 2006 compared to an average unit price of $2.30 per gallon for gasoline in period ending June 30, 2007. As a result of locking in prices during the period of June 30, 2007, a gross profit of 15% was obtained for gasoline sales.  Additionally, this decrease was the result of declines in agency fees, as some of our previous customers received licenses to purchase directly from refineries. Agency fees represented approximately 8% of our sales in year ending June 30, 2007 and approximately 11% for the period ending June 30, 2006.  Agency fees represent the greatest profit for the company due to the fact it is a service and no purchases have to be made for this revenue. The gross margin at our company owned gas station improved slightly from 23% in year ending June 30, 2006 to 23.9% in year ending June 30, 2007. The company will focus on obtaining new customers requiring our agent service due to lack of storage facilities or do not have the necessary Finish Oil License. This will be accomplished by greater advertising in local business newspapers. . In the year ended June 30, 2006, profit margins decreased 6% from 24% in 2006, compared to approximately 31% in 2005 mainly as a result of agency fees declines.

Selling General and Administrative Expenses, March 2008 and 2007

Selling, general and administrative expenses were $3,058,028 for the quarter ending March 31, 2008, a $2,808,170 increase, compared to $249,858 for the same period in 2007.  For the nine month period ending March 31, 2008 selling, general and administrative expenses were $5,018,265 or an increase of $4,167,602 or approximately 490%, compared to $850,663 for the same period in 2007.  The increases for both the three month and nine month period was due to the increased costs associated with the recapitalization of the company between Longwei Petroleum Investment Holding and Tabatha II, and the addition of 15 new sales personnel and staff to support the company’s growth.

Operating Expenses, June 2007 and June 2006

Operating expenses were $448 thousand for the year ended June 30, 2007, a $57 thousand decrease, or approximately 11.3%, compared to $505 thousand for the year ended June 30, 2006.  The decrease was due in part to the termination of sales personnel that were not performing. We expect to replace those individuals in the latter part of 2007.  Operating expenses were $505 thousand for the year ended June 30, 2006, as compared to $434 thousand for the year ended June 30, 2005. The $71 thousand or approximately 16.4% increase in operating expenses was mainly attributable to the increase of our sales revenue and our increased marketing and advertising campaigns to improve our market penetration.

Depreciation and Amortization

Depreciation and amortization expenses were $89,964 for the quarter ending March 31, 2008, an increase of $5,069 over the depreciation expense of $84,895 for the quarter ending March 31, 2007. For the nine month period ending March 31, 2008 depreciation was $269,563 compared to $254,685 for the period ending March 31, 2007. This is an increase of $9,809 or approximately 5.8% for the nine month period.

Depreciation and amortization expenses were $347 thousand for the year ended June 30, 2007, a slight decrease of $5 thousand from $352 thousand for year ending June 30, 2006.  Depreciation and amortization expenses were $352 thousand for the year ended June 30, 2006, as compared to $344 thousand for the year ended June 30, 2005 or an increase of $8 thousand.

Income Tax Expenses

We incurred income tax expenses of $1,688,036 for the quarter ending March 31, 2008, an increase of $839,065 or approximately 98.8%, versus $848,971 for the quarter ending March 31, 2008. For the nine month period income taxes were $8,363,238 or an increase of $3,238,075 or approximately 63.2% compared to $5,125,163 in the same period of 2007. The company is governed by the income tax laws of China. The China statutory tax rate is 30% and the local tax rate is 3%.  The increase of taxes in both the three and nine month periods was attributable to the increase in profit of the Company.

On March 16, 2007, in its fifth plenary session, the National People’s Congress of the PRC determined to adopt a new corporate income tax law. The new corporate income tax law unifies the application scope, tax rate, tax deduction and preferential policy for both domestic and foreign-invested

enterprises.  The new corporate income tax law will be effective on January 1, 2008.   As the implementation detail has not yet been announced, we cannot be sure of the potential impact of such new corporate income tax law on our financial position and operating results.

We incurred income tax expenses of $5.911 million for the year ended June 30, 2007, a decrease of $1.33 million or 18.36%, from the $7.245 million incurred for the year ended June 30, 2006.  We incurred income tax expenses of $7.245 million for the year ended June 30, 2006, an increase of $3.169 million or 77.75%, from the $4.076 million incurred for the year ended June 30, 2005. Our tax rate is approximately 33%.

Net Income

We earned a net income of $5,064,109 for the quarter ended March 31, 2008, an increase of $3,340,441 or approximately 193.7% as compared to $1,723,668 for the quarter ending March 31, 2007. In the March 31, 2007 quarter, two of the largest customers, Taiyuan Yanyu Oil Supply Company Limited and Taiyuan City XiShan Gujiao Material and Oil Storage Labor Service Departments, representing approximately $8 million dollars in revenues and $2,416,000 in net income, was shipped earlier than required by the customers and was reflected in the second quarter, December 31, 2007 quarterly financial results rather than in the  third quarter, March 07 financial result than would otherwise have occurred if the shipment was not delivered early.  . Additionally the increase was due to the greater profitability of agency fees which increased $414,722 or an increase of 30.1% as compared to agency profit of $1,794,404 in quarter ending March 31, 2008 compared to gross profit of $1,377,682 in the quarter of 2007.  For the nine month period we earned a net income of $18,133,728, an increase of $7,660,620 or approximately 73.1% as compared to $10,473,036. This increase was the result of increase in prices of petroleum products and the profit that was realized by purchasing some of our inventory 30 to 60 days in advance of petroleum price increases. The price increase was passed to our customers as the result of greater demand.

Additionally, agency fees profit increase of $3,821,586 or an increase of approximately 76.1% or $8,846,478 for the nine month period ending March 31, 2008 compared to agency profit of $5,024,892 for the nine month period ending March 31, 2007.  The impact on total gross profit was $8,846,478, which represents 28.1% of total gross profit.  Agency fees, which is a fee charged to wholesalers who do not have a license to purchase directly from refineries and therefore need our services, represent our greatest gross profit.  The profit margin for agency fees for the nine-month period ending March 31, 2008, was 87.4%.  For the same period ending March 31, 2007, the gross profit margin was 84.9%.  Therefore, net income on agency fees is considerably higher than gross profit on petroleum products. The Company will continue to focus on obtaining agency fees but it may be difficult in the future if the Chinese government permits other wholesalers to buy directly from the refineries.  This will have a negative impact on our fees which represented approximately 9% of our revenues for the nine-month period ending March 31, 2008, 8% of our sales in the year ending June 30, 2007, and approximately 11% of sales in the year ending June 30, 2006.  The Company will continue to seek new wholesalers who do not possess a license or who do not have sufficient storage capacity, and therefore have need of our services.

We earned a net income of $11.995 million for the year ended June 30, 2007, a decrease of $2.708 million or 18.41% as compared to $14.703 million for the year ended June 30, 2006. The decrease was mainly attributable to the increase in costs of goods and decreases in agency income and profit.

We earned a net income of $14.703 million for the year ended June 30, 2006, an increase of $6.427 million or approximately 77.66 % from $8.276 million for the year ended June 30, 2005. The increase was mainly attributable to the increase in revenue.

Net Income Margin

Net income margin for the quarter ending March 31, 2008 was approximately 15.6% or an increase of 4.2% compared to 11.4% for the quarter ending March 31, 2007. This increase was the result of increase in prices of petroleum products and the profit that was realized by purchasing some of our inventory 30 to 60 days in advance of petroleum price increases. The price increase was passed to our customers as the result of greater demand.

For the nine month period net income margin was 16.7% compared to approximately 14.7%, an increase of 2.0%. The main reason for the increase was due to the increase in demand and agency fees described above. Management believes that our future net income margin may decrease between 2 to 3 percent due to the increase of costs associated with being a public company and a possible decline in agency fees

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

Foreign Currency Translation Adjustment

Our operating subsidiaries are located in China.  The operating subsidiaries purchase all products and render services in China, and receive payment from customers in China using RMB as the functional currency.  We do not engage in currency hedging.

We incurred a foreign currency translation adjustment of $3,076,127 for the quarter ending March 31, 2008, as compared with the foreign currency translation adjustment of $452,555 for the quarter ending March 31, 2007. For the nine-month period ending March 31, 2008, we incurred a foreign currency translation adjustment of $5,729,892, compared with the foreign currency translation adjustment of $1,534,797 for the same period in March of 2007.  On July 21, 2005, China reformed its foreign currency exchange policy, revalued RMB by 2.1 percent and allowed the RMB to appreciate as much as 0.3 percent per day against the U.S. dollar. We implemented different exchange rates in translating RMB into U.S. dollars in our financial statements for quarter ending March 31, 2008. We used an exchange rate of 7.01 for assets and liabilities and used the exchange rate of 7.38 for revenues and expenses, compared to the exchange rate of 8.07 in 2007 used in calculating revenue and expenses. Historical exchange rates for shareholders’ equity were used.

Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of shareholders’ equity.  If the RMB appreciates against the U.S. dollar, revenue and expenses would be higher than they would have been if there were no fluctuations in the currencies.  Conversely, if the RMB depreciates against the U.S. dollar, revenue and expenses would be lower than they would have been if there were no fluctuations in the currencies. The exchange rates adopted are as follows:

	2008	2007	2006	2005
Year end RMB: exchange rate	7.01	7.61	7.99	8.26
Average yearly RMB: exchange rate	7.38	7.81	8.07	8.26

We incurred a foreign currency translation adjustment of $2.476 million for the year ended June 30, 2007 as compared with the foreign currency translation adjustment of $1.076 million for the year ended June 30, 2006. On July 21, 2005, China reformed its foreign currency exchange policy, revalued RMB by 2.1 percent and allowed the RMB to appreciate as much as 0.3 percent per day against the U.S. dollar. The exchange rates of 7.61 in 2007, 7.99 in 2006 and 8.26 in 2005 were used in calculating the assets and liabilities, the exchange rates of 7.81 in 2007, 8.07 in 2006 and 8.26 in 2005 were used in calculating the revenue and expenses, and historical exchange rates were used in calculating the shareholders’ equity, which results in a $1.400 million foreign currency translation adjustment in fiscal 2007 over fiscal year ending 2006. All of our customers and suppliers are located in China. While our reporting currency is the U.S. Dollar, all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. All of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB. If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

 Liquidity and Capital Resources

 The Company uses cash to purchase inventory and increase advances to suppliers.  The Company generates no revenue, and is dependent on its operating subsidiary in order to meet its obligations.  Limitations on transfer of funds to the parent company from the operating company could adversely affect the ability of the parent company to pay its financial obligations in the future. The Company has a certain amount of ability to pay for accounting and legal costs in US dollars associated with being a reporting company, and the registration statement, of which this prospectus is a part.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

Cash Flow

	For the nine months Ending March 31,
	2008	2007
Net cash provided (Used in) by operating activities	$(1,790,478)	$11,682,383
Net cash (used in) investing activities	(17,353)	-
Net cash provided by (used in) financing activities	2,100,000	-
Effect of exchange rate, changes in cash	402,497	1,045,410
Net increase (decrease) in cash and equivalents	$6,755,094	$36,271,540

As of June 30, 2007, we had cash and cash equivalents of $6.060 million. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

Cash Flow

(In thousands of U.S. dollars)

	Years Ended June 30,
	2007	2006	2005
Net cash provided (used in) by operating activities	$(18,178)	$4,388	$11,654
Net cash (used in) investing activities	(3)	-	-
Net cash provided by financing activities	-	-	-
Effect of exchange rate changes on cash	698	669	-
Net increase (decrease) in cash flow	$(17,483)	$5,057	$11,654

Operating Activities:

Net cash used in operating activities was $1,790,478 for the nine-month period ending March 31, 2008, compared to the net cash provided by operating activities of $11,682,383 for the nine-month period ending March 31, 2007. This was largely the result of increases in accounts receivables as we provided better terms in appreciation to our long term customers along with advances to our suppliers to lock in quantities and price.

Net cash used in operating activities was $18.178 million for the year ended June 30, 2007, a change of $22.566 million from the $4.388 million net cash provided by operating activities for the same period in 2006. The increase was the result of using cash for advances to suppliers to provide the needed inventory for anticipated increases in demand within the next 30 - 60 days.

Net cash provided by operating activities in 2006 totaled $4.388 million, which is a decrease of $ 7.265 million from net cash provided by operating activities of $11.654 in 2005. The decrease in cash being provided by operations was the result of greater inventories, account receivables and accounts payable due to our large growth in 2006.

Investing Activities

            Net cash used in investing activities was $17,353 compared to $0 for the nine-month period ending March 31, 2008. This was the result of the purchase of equipment in the period.

There was approximately $3 thousand in net cash used for investing activities in the year ended June 30, 2007. There was no cash used for investing activities in years ending June 30, 2006 and June 30, 2005.

In the event a storage tank develops leaks, it will have an impact on revenues and profits since the Company's ability to have inventory to meet customer demand will decrease.  In addition, if we are not able to use our rail system due to poor infrastructure, our ability to provide prompt delivery would be disrupted and delivery costs would increase since we would have to pay outside vendors, resulting in lower net profit.

Financing Activities:

Net cash used in financing activities was $2,100,000 for the nine-month period ending March 31, 2008. There was no cash used for investing activities for the period ending March 31, 2007. This was the result of a fixed convertible note. We completed a convertible note on December 18, 2007, in the amount of $2,100,000 at an interest rate of 4% per annum, with a conversion feature of $0.70 per share (the conversion price) at the option of the investor.  Additionally, warrants were granted at an exercise price of $0.80.  The period for the conversion of the warrants is three years from the date of effectiveness of this registration statement. The convertible note will give the Company $2,100,000. After disbursement of fees and expenses, the Company netted $1,800,000.  Additionally, if all of the warrants are exercised, the Company will receive $1,200,000.

 We have no material commitments for capital expenditures as of March 31, 2008.

There was no net cash provided by financing activities for years ended June 30, 2007, June 30, 2006 and June 30, 2005.  We have no material commitments for capital expenditures as of June 30, 2007.

Critical Accounting Policies

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Basis of Consolidation - The consolidated financial statements of the Company and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions have been eliminated in the consolidation.

Inventories - Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. There were no declines in net realizable value of inventory for the years ended June 30, 2007, 2006 and 2005.

During the years ended June 30, 2007 and 2006, approximately 76% and 65% of total inventory purchases were from five suppliers, respectively.

Revenue Recognition

The Company derives the bulk of its revenue from the trading of gasoline, diesel, kerosene and fuel oil, and also has revenues from agency service and transportation service.

In accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), the Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.

Foreign Currency Translation - The functional currency of the Company is RMB and RMB is freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of shareholders’ equity.  If the RMB appreciates against the U.S. dollar, revenue and expenses would be higher than they would have been if there were no fluctuations in the currencies.  Conversely, if the RMB depreciates against the U.S. dollar, revenue and expenses would be lower than they would have been if there were no fluctuations in the currencies. The exchange rates adopted are as follows:

	2007	2006	2005
Year end RMB: exchange rate	7.61	7.99	8.26
Average yearly RMB: exchange rate	7.81	8.07	8.26

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115.” This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit.

The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The Company is currently assessing the impact adoption of SFAS No. 159 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations”, SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.”  These statements aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements.

The provisions of SFAS No. 141 (R) and SFAS No. 160 are effective for our fiscal year beginning January 1, 2009.  The Company is currently assessing the impact of these statements.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Our revenues are usually higher in the first half of the year than in the second half of the year because of the increased demand for gasoline and diesel during and around the Chinese spring festival. There is minimal difference between the seasons for our operating results and operating cash flows.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

The Company deposits surplus funds with Chinese banks earning daily interest. The Company does not invest in any instruments for trading purposes. The Company’s operations are not sensitive to fluctuations in interest rates.

Foreign Exchange Risk

While our reporting currency is the U.S. Dollar, all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. All of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB. If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Commodity Risk

The Chinese government has unofficially placed a limit of 40% on consolidated gross profits .  The Company has never attempted to achieve gross margins of 40% or higher, and is unaware that any of its competitors has attempted to achieve a 40% gross profit margin.  The Company does not know what penalties would exist if the Company obtained such margins. Due to this unofficial government policy on gross profits, the profit potential of the company may be limited to an uncertain extent. Moreover, there is uncertainty related to the Chinese government's ability and/or willingness to subsidize Company operations in a declining market.  Additionally, the risk associated with maintaining large quantities of inventory and amounts of advances to suppliers has the effect of locking in prices the Company pays for fuel well in advance of the time we deliver the commodities and establish customer pricing.  A dip in short-term prices in fuel costs will result in declining profits for the Company, which will affect the Company's ability to purchase future petroleum products and make advances to suppliers, since the Company uses its cash to purchase inventory and increase advances to suppliers.

We manage our exposure in the following ways: if the price of petroleum declines significantly, the Company will buy additional petroleum inventory to provide a lower average cost.  Purchase of petroleum products from refineries has a fixed price based on volume.  The price will be properly adjusted by the refinery in light of the market if there should be significant changes in the price of oil.  The refineries in China are under the control of the Chinese government.  Therefore, our market risk is limited as a result of the control by the Chinese government.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

DESCRIPTION OF BUSINESS

Background

We were incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited (Longwei) on October 12, 2007. We were formed as a "blind pool" or "blank check" company, with no meaningful assets or liabilities, whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB.  Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition.  On October 16, 2007, we entered into a share exchange agreement where we completed the acquisition of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation by acquiring all of the issued and outstanding common stock of Longwei in exchange for common shares in Longwei. Upon closing, we acquired all of the issued and outstanding shares of common stock of Longwei Petroleum Investment Holdings Limited, (“Longwei BVI”), thereby making Longwei BVI a wholly-owned subsidiary. Although Longwei BVI became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Longwei BVI, whereby Longwei BVI is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

 Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd., (“Taiyuan Yahua”) a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”).   There are no pre-existing affiliations or relationships between Longwei and Longwei BVI.

CORPORATE STRUCTURE

The chart below depicts our corporate structure. As depicted below, we own 100% of the capital stock of Longwei BVI.  Longwei BVI incorporated in the British Virgin Islands in April 2006, owns 100% of the capital stock of Taiyuan Yahua, and Taiyuan Yahua owns 100% of the capital stock of Taiyuan Longwei, the operating subsidiary.  Taiyuan Yahua was established in August 2006 as a Chinese limited liability company.  Taiyuan Longwei was established as a Chinese limited liability company in July 1995.  As of October 16, 2007, the date of the closing of the Share Exchange Agreement, all of our operations are conducted by and through Taiyuan Longwei.

Overview

Longwei Petroleum Investment Holding Limited (“we,” “us,” “our,” “Longwei”) was incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited (Longwei) on October 12, 2007. We were formed as a “blind pool” or “blank check” company, with no meaningful assets or liabilities, whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. On October 16, 2007, the date of the closing of the Share Exchange, we acquired all of the issued and outstanding common stock of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation incorporated on April 3, 2006.  Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), a Chinese limited liability company.   We issued 69,000,000 shares in the share exchange transaction for 100% of the ownership of Longwei BVI. As a result of the share exchange transaction, Longwei BVI and its subsidiaries became our wholly owned subsidiaries.

 Taiyuan Yahua was incorporated on August 11, 2006.  The operating subsidiary, Taiyuan Longwei, is located in Taiyuan City, China, and was established in 1995 as a Chinese limited liability company.  We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As an intermediary, we seek to earn profits by buying diesel, gasoline, fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also receive revenue and profit by acting as a purchase agent where we charge an agency fee, a fee which is charged to other wholesalers who do not have a license to purchase directly from refineries. The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs on to our customers can significantly affect our margins. The affect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which, in turn, improves profit margins. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power. Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We transport and market these products to other wholesale buyers. Our primary customers are large-scale gas stations, which represent 60% of our sales, and which are located in Taiyuan City in the Shanxi Province of China. They primarily buy diesel and gasoline. Our second largest group of customers is coal plants and power supply companies, which use our fuel oil for heat and power, along with our solvents. These comprise 30% of our business.  Our third largest customer is the small independent gas station, which represents 10% of our total sales.  The gas stations buy gasoline and diesel from us.

We currently have 14 storage tanks that allow us to store 50,000 metric tons of our products. In addition, we own our own rail system to transport our products to our customers. We have been granted a Finish Oil Wholesale license, which allows our company to sell to other wholesale business and users of gasoline, fuel oil and diesel oil. This license is granted by the People's Republic of China. In addition, we also have a special license for Dangerous Chemical Products Businesses that allows us to handle or transport gasoline and diesel oil. The Finish Oil Wholesale License allows us to be in the business of selling petroleum products. There is no expiration date on this license. The only condition under which our license might be revoked is if we no longer have appropriate storage facilities or equipment to carry out our business. The Dangerous Chemical Products Businesses license is renewed every three years. The People's Republic of China's constitution provides that all mineral and oil resources belong to the state. Therefore, without the licenses mentioned above, we would not be allowed to sell our products.

SUMMARY DIAGRAM OF OUR BUSINESS

               Refinery Plant (Suppliers)

    Material Supplier

     ¯

                  ¯

              ¯

          ¯

   Gasoline -------- Diesel

                                     Kerosene ------- Fuel Oil

     ¯                         ¯                                                                 ¯                  ¯

                       Major Wholesale and Retail Suppliers (Our Customers)

     ¯                         ¯                                                                 ¯                  ¯

Self-Owned           Gas Stations in Shanxi Province                  Downstream

Gas Stations              ¯

        ¯                                          ¯                  ¯

     ¯                         ¯                     ¯                                          ¯                  ¯

Wholesalers        Mining and Industrial Enterprises             (Coking Plant, Power Plants)

Business Strategy

The key components of our business strategy are to:

1) Pursue internal growth by attracting new customers.  We seek to identify and pursue opportunities to expand our customer base across all of our four product lines; diesel, gasoline fuel oil and kerosene.  We believe the key to attracting new customers is through competitive pricing, timely delivery, and the highest quality products.

2) Pursue internal growth by expanding our product storage capacity.  Presently we have 14 storage tanks.  With additional storage tanks we would have the opportunity to meet the demands of larger customers.  By doing so, revenues and profits are expected to increase.

3) Expand Geographically. We identify attractive geographic markets since our licenses allow us to sell our products throughout China. We plan to create new markets by securing at least one major customer once we develop greater storage facilities for our products. Once in a new territory we would seek to expand by targeting new customers in the area who would use our products.

The cost for these tanks is being examined since there is a wide range of prices. Additionally, only preliminary discussions have take place with outside investors located in China to potentially finance the company. As of this date no definitive agreements have been made.

Competitive Strengths

We believe we are well positioned to execute our business strategy because of our commitment to provide our customers with the best possible product, along with competitive pricing and timely delivery, using our own rail system. Secondly, we have a large supplier base that allows us to seek the best quality and price in the purchasing of our products.  Lastly, our management team has 12 years of experience in the industry.

Suppliers and Customers

Historically, our five largest suppliers which constitute 10% or greater of the Company's purchasing volume are:

Company	2007	2006	2005
Yanlian Industry Group selling division	26%	20%	13%
Tuha Oil Exploring and Exploiting Headquarters	20%	16%	18%
Xinan Oil Chemical Assembling Factory	11%	15%	8%
Alashankou Baoli Trading Company Limited	10%	3%	6%
Alashankou Dacheng Company Limited	10%	11%	11%

Our major customers include:

Company	2007	2006	2005
Taiyuan Yanyu Oil Supply Company Limited	12%	5%	6%
Taiyuan City XiShan Gujiao Material and Oil Storage Labor Service Dept.	2%	3%	12%

Competition

Competition is limited due to the necessity of obtaining a license for Dangerous Chemical Products Businesses that allow a company to handle gasoline and diesel, along with a special license, the Finish Oil Wholesale, that allows the company to engage in the wholesale business of gasoline, fuel oil and diesel oil.  These licenses are issued on a limited basis by the Chinese government.  Our major competitors are China National Petroleum Corporation and China Petroleum & Chemical Corporation, which are both state enterprises and which target larger customers beyond our company’s storage capacities.  Our larger competitors may have substantially greater financial resources than we, and this may provide them with a competitive edge.  For example, these larger competitors have (i) a greater ability to secure credit from lenders and suppliers and capital from the market place, which could allow them greater buying power with suppliers and greater capital for acquisitions; (ii) the ability to obtain price and volume advantages from suppliers, enabling them to be more price competitive; (iii) a more geographically diverse network of locations to better take advantage of supply and demand of products at various locations and to provide a buffer against localized soft economic conditions; and (iv) the ability to enhance or develop technology. Additionally, there are many smaller privately run companies that we also compete with.  Smaller competitors in certain of our market areas, which may have lower infrastructure or overhead costs than us, may seek to gain market share by offering lower prices for their products. We attempt to compete with our competitors by primarily offering better prices along with service and quality.

Employees

We currently have 40 employees.  This includes three management personnel, one individual in research and development for alternative fuels, one in technical support to monitor storage tank levels, and the remaining employees provide sales and support functions.

We are required by Chinese law to cover employees in China with various types of social insurance. We have purchased social insurance for some of our employees. For those whom we have not purchased social insurance, the premium has been added into their salary so that they can purchase social insurance in their individual capacity at the location of their recorded residences.

With the expansion of our business operations, we expect that the number of our employees will increase in the next 12 months by up to 20%.

Properties

Our company is located on 32,964 square feet of land. On this property we have 14 storage tanks, along with the various buildings listed below. This railroad line is on our property.  It starts from the Taiyuan railway office, Yinjing Station, to Longwei's company station, extending 16,278 square feet from station to station.  This rail system services some of our major customers.  All of our property is located in the Shanxi Province in China.  The storage tanks are in excellent condition, and maintenance is provided on a regular basis by our own employees.  Each storage tank can hold approximately 5,000 metric tons of petroleum. If all of the company's tanks are full, they can hold up to 70,000 metric tons of petroleum.  50,000 metric tons of petroleum generates approximately $40,000,000 in revenue.

Building	Material	Building Area (Square Foot)	Original Cost Amount
Office Building	Brick+Concrete	3894.05	34,107
Boiler Room	Brick+Concrete	1769.47	14,616
Power Distribution Room	Brick+Concrete	640.33	4,787
Warehouse	Brick+Concrete	736.69	2,330
New Office Building	Brick+Concrete+Frame	12379.5	199,976
Control Room	Brick+Concrete	134.68	955
Dispatching Trestle	Brick+Concrete	295.81	5,581
Light Oil Pump Room	Brick+Concrete	1202.58	8,532
Dispatching Pump Room	Brick+Concrete	970.60	6,869
Laboratory	Brick+Concrete	799.42	5,688
Oil Discharge Pump Room	Brick+Concrete	2033.21	14,435
Oil Discharge Pump Room	Brick+Concrete	761.94	5,788
Fire Protection Pump Room	Brick+Concrete	1334.77	9,444
Maintenance Office	Brick+Concrete	513	3,638
Construction	Brick+Concrete	2628.18	20,212
Viscous Oil Pump Room	Brick+Concrete	2611.44	20,096
Lobby	Brick+Concrete	260.71	1,846
Oil Can Groundwork	Brick+Concrete	8 items	1,793,595
Gas Station	Brick+Concrete		256,679

Total			2,409,175

Industry Background

The fuel and lubricants distribution industry comprise establishments with bulk liquid storage facilities primarily engaged in wholesaling petroleum-based products, including liquefied petroleum gas, lubricants, propane, and other fuels. Fuel and lubricant distributors deliver gasoline, diesel, propane, kerosene, lubricant and other petroleum-based products via fleets of tanker trucks, trailers, and bobtail trucks. Typical end-users include oilfield service companies, mining operations, auto dealerships and service centers, gas stations, trucking companies, the residential sector and other various industrial users. Typical industrial lubricant products include gear oil, gas engine oil, heavy-duty motor oil, hydraulic oil, transmission oil, and grease for use in a variety of industrial and commercial power plants, engines, compressors, and vehicles.

According to the June 11, 2007 issue in China Daily, the oil and gas industry has developed into a fundamental industry in China’s economy. So far, up to 688 oil and gas fields have been discovered in 25 provinces, cities, and offshore areas. China has set up six oil and gas zones, including 24 production bases, like Daqin, Shengli, Liaohe, Xinjiang, Sichuan, Changqin, Bohai, and the South China Sea area. China has become the fifth biggest oil producer in the world, with oil production of 160 million metric tons in the year 2000, from 121,000 metric tons in the year 1949. In 2000, China ranked fifteenth in gas production with an output of 27.7 billion cubic meters. By the end of 1999, China had built 11,300km long-distance oil pipelines and 11,800km long-distanced gas pipelines. Now an oil network connecting Northeast China, North China and East China, and a gas network connecting North China and Sichuan-Chongqing, located in Western China, have been established. Exploration, extraction, designing, operations, scientific and technological research and technical support services have been placed in the industry.

Additionally, according to the June 11, 2007 issue in China Daily, in 2002, total assets of the oil and natural gas industry reached 57.3 billion dollars, an increase of 11.59 percent over the previous year.  The industry's sales revenue reached 32.9 billion dollars, an increase of 0.51 percent over the previous year.  The total profit reached 11 billion dollars, a decrease of 7.5 percent over the previous year. The industry had a workforce of 571,200 people, a decrease of 1.02 percent over the previous year.  Also in 2002, the output of crude oil reached 169 million tons, up 2.5 percent over the previous year, and its accumulated sales revenue reached 0.163 billion tons.  The ratio of sales and output reached 99.6 percent.

China is presently undergoing a strategic reorganization in the oil industry through market liberalization, internalization, cost-effectiveness, scientific and technological breakthroughs, and sustainable development. Changes will be made to the structures of oil reservation and exploration. Natural gas will have a greater percentage in oil output.  More oil imports will enter the domestic market.  Oil and gas will have a greater percentage in non-renewable energy consumption in China.  The reorganization is aimed at ensuring a smooth and sustainable oil supply in the long run, at lowest costs and meeting the goal of a sustainable and sound economic growth.

The above information shows the growth in the oil industry and the increase in demand for petroleum products.  With the 2008 Olympics, the demand for oil products is expected to increase further.  It will be necessary for our company to add additional storage capacity.  This growth is apparent all across our market as more cars become more readily available in our community.  Longwei is looking into the cost for additional storage units in order to meet this rising demand.

Legal Proceedings

Currently, there are no material legal proceedings to which we are a party, or to which any of our property is subject, that we expect to have a material adverse effect on our financial condition.

MANAGEMENT

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

NAME	AGE	POSITION SINCE OCTOBER 2007

Cai Yongjun	37	President, Chief Executive Officer and Chairman
Xue Yongping	35	Secretary and a Director
Wang Junping	48	Chief Financial Officer
Deng Yuanxiang	60	Sales Manager

Cai Yongjun, Chief Executive Officer

Mr. Cai has been the founder and the Chief Executive of Taiyuan Longwei, the Company's wholly-owned subsidiary, since October 1995.  He has over 12 years experience in the trading, storage and handling of petroleum products. Mr. Cai acts as the general manager overseeing operations on a daily basis.  From 1995 to 1999, Mr. Cai attended Shanxi University where he majored in Business Administration.

Mr. Cai does not hold any directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C., 80a-1, et seq., as amended.

Mr. Cai has had no involvement in certain legal proceedings as defined by Item 401(f) of Regulation S-K.

Xue Yongping, Secretary and Treasurer

Mr. Xue has been director, secretary and treasurer since November 1998 of Taiyuan Longwei, the Company's wholly-owned subsidiary. From August 1994 until November 1998, he was the deputy manager for Taiyuan Hua Xin Trading Company, Ltd., where he served as the deputy general manager.  Taiyuan Hua Xin Trading Company is a wholesale petroleum company engaged in the selling of diesel and gasoline to other wholesale users.  From September 1991 to July 1994, Mr. Xue attended Shanxi Law School where he earned his law degree.

Mr. Xue does not hold any directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C., 80a-1, et seq., as amended.

Mr. Xue has had no involvement in certain legal proceedings as defined by Item 401(f) of Regulation S-K.

Wang Junping, Chief Financial Officer

Mrs. Wang has been employed by Taiyuan Longwei since July 1995. She was the finance manager for the company and became Chief Financial Officer in March of 2006. Prior to working for Taiyuan Longwei, she was the section chief of accounting for Shanxi Bao Shan Garment Factory from August 1992 to May 1995. She oversees all of the accounting for Taiyuan Longwei.

Mrs. Wang does not hold any directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C., 80a-1, et seq., as amended.

Mrs. Wang has had no involvement in certain legal proceedings as defined by Item 401(f) of Regulation S-K.

Deng Yuanxiang, Sales Manager

Mr. Deng has been the sales manager for Taiyuan Longwei since November 1998.  He is responsible for the sales and marketing of the company's products. From July 1990 to October 1997, he was the operations manager for Shanxi United Petroleum Company. This company was engaged in the petroleum business and chemical business. Mr. Deng managed these operations for the company on a daily basis.

Board Composition and Meetings of the Board of Directors

Our board of the directors is currently comprised of two directors.  All board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. During 2007, our Board of Directors met in person four times.

Committees and Audit Committee Financial Expert

We do not have a standing audit, nominating or compensation committee or any committee performing a similar function, although we may form such committees in the near future. Since we do not currently have an audit committee, we have no audit committee financial expert. Our entire Board of Directors handles the functions that would otherwise be handled by an audit committee.

In the future, we may search for a qualified independent expert who would be willing to serve on our Board of Directors and who would be willing to act as an audit committee financial expert. Before retaining any such expert, our Board of Directors would make a determination as to whether such person is both qualified and independent.

Independent Directors

No member of our Board of Directors qualifies as an “independent director” under the listing standards of The NASDAQ Stock Market, New York Stock Exchange or American Stock Exchange.

During our 2008 fiscal year, we plan to identify directors who qualify as “independent directors,” establish board committees on which such independent directors may serve and adopt written board committee charters, as appropriate, to assist in corporate governance. We expect that before the end of our 2007 fiscal year, our Board will be comprised of a majority of independent directors. We may add independent directors to our Board by expanding the size of our board and having the incoming independent directors fill the vacancies created by such increase or we may request that existing directors resign to create a vacancy that can be filled by independent directors that are selected by our board during the 2008 fiscal year.

Policy Regarding Board Attendance

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. Our directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so. We presently have two directors.

Director Compensation

No cash compensation or other compensation was paid to any member of our Board of Directors for services as a director during the fiscal year ended June 30, 2007, and we have no standard arrangement pursuant to which any director is compensated for his or her services in such capacity. When independent directors are appointed to our Board, we will likely compensate them for their services as independent directors through a combination of equity incentives and cash payments. Our Board has not yet established the compensation levels for independent directors, as we do not yet have any independent directors.

The Board may award special remuneration to any director undertaking any special services on our behalf other than those services ordinarily required of a director. In 2007 no such special remuneration was paid to any of our directors.

All authorized out-of-pocket expenses incurred by a director on our behalf will be subject to reimbursement upon our receipt of required supporting documentation of such expenses.

Family Relationships

There are no family relationships among our directors or officers.

Code of Ethics

On October 17, 2007, our Board of Directors adopted a Code of Ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies including disclosure requirements under the federal securities laws, confidentiality, trading on inside information and reporting violations of the code. Any amendments or waivers to the Code of Ethics will be filed with the SEC in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis - Background and Compensation Philosophy

We currently have three executive officers, Mr. Cai Yongjun, our Chief Executive Officer, President and Chairman, Mrs. Wan Jungping, our Chief Financial Officer, and Mr. Xue Yongping, our Secretary and a director. Our named executives do not have employment agreements, severance or change-of-control agreements, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment. Our named executives serve at the will of the Board.

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation of our executive officers.

No cash compensation or other compensation was paid to any member of our Board of Directors for services as a director during the fiscal year ended June 30, 2007 and we have no standard arrangement pursuant to which any director is compensated for his or her services in such capacity.

As our executive leadership and Board of Directors grows, our Board of Directors may decide to form a compensation committee charged with the oversight of executive compensation plans, policies and programs, but we have no current plans to establish a compensation committee.

 Elements of Compensation

Salary. We provide our executive officers with a base salary. The base salary paid to each of our named executive officers during 2007 was approximately $10,371 for Mr. Cai, our CEO, and for Mr. Xue our secretary and director, $9,475. All such amounts were paid in cash. The amount of the base salary for each individual is set at the sole discretion of the Board of Directors. Historically, we have not paid bonus compensation to our executive officers and no bonus compensation was paid to our executive officers in 2007. If the Board of Directors determines to do so in the future, it may be on an ad hoc basis to recognize superior performance by executive officers as determined in the sole discretion of the Board of Directors.

Equity Incentives.  As of June 30, 2007, we did not have a stock option or other equity incentive plan.

Retirement Benefits.  Our executive officers are not presently entitled to company-sponsored retirement benefits. Our executive officers do, however, participate in a state pension plan organized by Chinese municipal and provincial governments. The Company is required to contribute monthly to the plan at the rate of 23% of the average monthly salary. As of the date of this prospectus, we have complied with the regulation and have paid the executives’ state pension plan as required by the law.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to, our Chief Executive Officer and our Chief Financial Officer for

services performed for us and our subsidiaries during 2007 in all capacities. No executive officer received compensation of $100,000 or more in 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Total ($)

Cai Yongjun, CEO, President, and Director (1)	2007	10,371	-----	-
Xue Yongping Secretary, Treasurer and Director (2)	2007	9,475	-	-
Wang Junping CFO (3)	2007	$4,865	-	-

(1)	Mr. Cai has served as our Secretary and a director since October 2007.
(2)	Mr. Xue Yongping has served as our President, Chief Executive Officer and Chairman since October 2007.
(3)	Mrs. Wang Junping has been the CFO since October 2007.

Compensation Committee

During the last fiscal year we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

 In connection with the share exchange with Longwei Petroleum Investment Holding Limited (the BVI company), shareholder Diane Thelen of Longwei Petroleum Investment Holding Limited (the Colorado company, formerly known as Tabatha II, Inc.) agreed to cancel 2,492,400 shares of common stock held by them. One shareholder, Mr. John Ballard, president prior to the Share Exchange, cancelled 1,698,485 shares, keeping 1,159,815 shares. Additionally, Mr. Ballard has been retained as a consultant to Longwei Petroleum Investment Holding Limited to oversee the preparation and filing of this registration statement on Form S-1.  Mr. Ballard’s consulting agreement was previously filed with the SEC as Exhibit 10.3 on a Current Report on Form 8-K on October 23, 2007.

Etech Securities, Inc. ("Etech") is a FINRA broker-dealer, and received 500,000 restricted shares for their consulting services related to the acquisition, and Yan Wang received 650,000 restricted shares for her consulting services related to the acquisition.  The respective consulting agreements were previously filed with the SEC as Exhibits 10.1 and 10.2 on a Current Report on Form 8-K on October 23, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of as of January 31, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Longwei Petroleum Investment Holding Limited, No. 30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District,Taiyuan City, Shanxi Province, Shanxi, China 030024.

Name and Address	Number of Shares Beneficially Owned	Percent of Class (3)

Cai Yongjun, CEO, President, and Director	34,500,000	46%

Xue Yongping Secretary, Treasurer and Director	34,500,000	46%

Wang Junping, Chief Financial Officer	0	0

All Current Officers and Directors as a Group (3 in number)	69,000,000	92%

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 3,750,000 shares of our common stock. 3,750,000 shares were issued to the selling stockholders in connection with a private placement transaction in March 2000.  The Company has a total of 52 stockholders, of which 49 are selling stockholders.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Each selling stockholder’s percentage of ownership in the following table is based upon 75,000,000 shares of common stock outstanding as of the date of this prospectus.

Except as specifically set forth in the footnotes to the table, none of the selling stockholders has held a position as an officer or director of our, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, except as specifically set forth in the footnote to the table below, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

For additional information, refer to “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” above.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or, if required by applicable law, a post-effective amendment) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

	Name of Selling Security Holder	Shares owned prior to this offering	Date of Acquisition of Shares	Price paid per share (6)	Shares to be offered pursuant to this offering	Total number of shares that will be owned upon completion of the offering	Percentage owned by each selling security holder upon completion of the offering

1	Bert & Mary Arangua	17,500	May 2004	$0.03	17,500	0	0
2	Gabriela Bahena	5,000	May 2004	$0.02	5,000	0	0
3	James Ballard (1)	49,000	May 2000	$0.02	49,000	0	0
4	John Ballard (2)	1,159,815	May 2004	$0.03	1,159,815	0	0
5	Gloria Constantin	36,250	May 2004	$0.03	36,250	0	0
6	Donald Gillmore	52,500	May 2004	$0.02	52,500	0	0
7	Andrea Haddix	8,750	May 2004	$0.03	8,750	0	0
8	Jehu Hand	20,000	Oct 2007	For services	20,000	0	0
9	James Hansen	17,500	May 2000	$0.03	17,500	0	0
10	Gerald Harty	17,500	May 2000	$0.03	17,500	0	0
11	Phillip Junot	7,000	May 2000	$0.02	7,000	0	0
12	Tom Kloppel	10,500	June 2002	$0.02	10,500	0	0
13	David Latham	3,500	May 2000	$0.02	3,500	0	0
14	Daniel R. & Debra J. Lowery	17,500	May 2004	$0.03	17,500	0	0
15	Teresa McClaran	56,000	May 2004	$0.03	56,000	0	0
16	Steve Millenson	7,000	May 2000	$0.02	7,000	0	0
17	Lilton Nance	14,000	May 2000	$0.02	14,000	0	0
18	Virginia Nihart	5,250	May 2000	$0.02	5,250	0	0
19	Michael Oday	3,500	May 2000	$0.02	3,500	0	0
20	Carl Ormond	3,500	May 2000	$0.02	3,500	0	0
21	Kip Pedrie	3,500	May 2000	$0.02	3,500	0	0
22	Nancy Richardson	18,375	May 2004	$0.03	18,375	0	0
23	Shui Fong Shum	70,000	May 2004	$0.02	70,000	0	0
24	Charles Siefert	14,000	May 2000	$0.02	14,000	0	0
25	Mary Siefert	3,500	May 2000	$0.02	3,500	0	0
26	Marissa Sinclair	8,750	May 2000	$0.02	8,750	0	0
27	Karen Slusher	1,750	May 2000	$0.02	1,750	0	0
28	Diane Smith	3,500	May 2000	$0.02	3,500	0	0
29	Linda Smith	8,750	May 2004	$0.02	8,750	0	0
30	Marie Smith	17,500	May 2004	$0.02	17,500	0	0
31	Robert Smith (3)	72,905	June 2003	$0.02	72,905	0	0
32	Michael Sprinkle	875	May 2000	$0.02	875	0	0
33	Taliaferrro Taylor	3,500	May 2000	$0.02	3,500	0	0
34	Diane Thelen (4)	849,155	May 2000	$0.02	849,155	0	0
35	Robert Thelen	8,750	May 2004	$0.02	8,750	0	0
36	Betty Turner	875	May 2000	$0.02	875	0	0
37	Peter Vann	8,750	May 2004	$0.02	8,750	0	0
38	Jimmy Wang (5)	436,250	May 2004	$0.02	436,250	0	0
39	Mindy Wang (5)	35,000	Nov 2005	$0.03	35,000	0	0
40	Rosabelle White	1,750	June 2000	$0.02	1,750	0	0
41	Katherine Wiley	3,500	May 2000	$0.02	3,500	0	0
42	Steven Wostenberg	1,750	May 2000	$0.02	1,750	0	0
43	Carolyn & Karl Ziegler	7,000	May 2000	$0.02	7,000	0	0
44	Karl Ziegler	8,750	June 2004	$0.03	8,750	0	0
45	Yan Wang	650,000	Oct 2007	(7)	650,000	0	0

	TOTAL	3,750,000			3,750,000	0	0%

(1)

James Ballard is the brother of John Ballard.

(2)

John Ballard was our president from September 2003 until October 11, 2007.

(3)

Robert Smith was formerly an officer of the Company (f/k/a Tabatha II, Inc.). He was president and a director from inception until his resignation on September 30, 2003.

(4)

Diane Thelen was formerly an officer of the Company (f/k/a Tabatha II, Inc.).  She was secretary/ treasurer and a director from inception until her resignation on October 11, 2007.

(5)

Mindy Wang and Jimmy Wang are husband and wife.

(6)

All non-affiliate stockholders were subject to a 65% reduction of their original holdings, pursuant to the terms of the Share Exchange.  As a result, the original prices per share of $0.01 and $0.02 become approximately $0.02 and $.0.03.

 (7)

Yan Wang received her shares pursuant to a Consulting Agreement dated October 12, 2007.

We have agreed to bear the expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

INFORMATION REGARDING THE NOTES AND WARRANTS

On December 18, 2007, we issued our 4% convertible notes in the aggregate principal amount of $2,100,000.  The notes mature on December 18, 2008. The notes bear an interest rate of four percent with interest compounded monthly. This interest is due on December 18, 2008.  The noteholders were also issued warrants to purchase 1,500,000 shares at $0.80 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no changes or disagreements with the accountants, Child, Van Wagoner & Bradshaw, PLLC.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value.  As of April 15, 2008, the number of shares outstanding is 75,000,000.

Common Stock

Each outstanding share of our common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors, our assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. Holders of common stock do not have the right to cumulate votes in the election of directors

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of our existing stockholders will be diluted.

Preferred Stock

Our Board of Directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through a public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder’s meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our transfer agent is Corporate Stock Transfer. Their mailing address is 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209. Their phone number is 303-282-4800.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 31, 2008, 75,000,000 shares of our common stock were issued and outstanding.    The 75,000,000 shares of common stock outstanding as of January 31, 2008 are eligible for sale under Rule 144 on October 23, 2008, subject to volume limitation, notice and manner of sale provisions of that rule. The date of October 23, 2008 is one year from the date Longwei, formerly a public shell company, filed a Current Report on Form 8-K with the level of information required to be included in a Form 10 Registration Statement with respect to the acquired company.

 Shares Covered by this Prospectus

All of the 75,000,000 shares being registered in this offering may be sold without restriction under the Securities Act after the registration is declared effective.

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-

an exchange distribution in accordance with the rules of the applicable exchange;

-

privately negotiated transactions;

-

short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

-

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

-

a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales directly through the OTCBB. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. The offering will terminate one year from the date of this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $ 310,000.00. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Hand & Hand, a professional corporation, 24351 Pasto Road, Suite B, Dana Point, California. . Mr. Hand is offering 20,000 shares pursuant to this Prospectus.

EXPERTS

The consolidated financial statements of Longwei Petroleum Investment Holding Limited and Subsidiaries (a British Virgin Island Corporation) for the three years ended June 30, 2007, 2006 and 2005  included in this prospectus and in the registration statement have been audited by the accounting firm of Child, Van Wagoner & Bradshaw, PLLC., independent registered public accounting firm, and are included in reliance upon their report dated October 16, 2007, given upon such firm’s authority as experts in auditing and accounting.

The financial statements of Tabatha II, Inc. (a Colorado Corporation) for the year ended June 30, 2007 included in this prospectus and in the registration statement have been audited by the accounting firm of Child, Van Wagoner & Bradshaw, PLLC., independent registered public accounting firm, and are included in reliance upon their report dated August 24, 2007, given upon such firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to us and the common stock offered in this offering, we refer you to this registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED March 2008 parent-only financials

(A COLORADO CORPORATION)

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(A COLORADO CORPORATION)

UNAUDITED PARENT-ONLY FINANCIAL STATEMENTS

For the Nine Month Period Ending March 31, 2008

BALANCE SHEET	58

STATEMENTS OF OPERATIONS (UNAUDITED)	59

STATEMENTS OF CASH FLOWS (UNAUDITED)	60

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(A COLORADO CORPORATION)

BALANCE SHEET

As of March 31, 2008 and June 30, 2007

	March 31, 2008	June 30, 2007
ASSETS	(unaudited)
Current assets
Cash	$-	$ 1,661
Total current assets	-	1,661

Advance to Longwei BVI	1,785,000	-
Investment in subsidiaries	2,070,000	-
Total assets	$3,855,000	$ 1,661

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$-	$ 541
Total current liabilities	-	541

Convertible notes payable, net of discount of $1,018,787 and $0, respectively	1,104,974	-
Total liabilities	1,104,974

Stockholders' equity
Preferred stock: no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: no par value; 100,000,000 shares authorized; 75,000,000 and 8,442,400 shares issued and outstanding, respectively	2,168,025	97,875
Additional paid-in capital	1,528,180	-
Accumulated deficit	(946,179)	(96,755)
Total stockholders' equity	2,750,026	1,120

Total liabilities and stockholders' equity	$3,855,000	$ 1,661

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(A COLORADO CORPORATION)

STATEMENTS OF OPERATIONS (UNAUDITED)

For the Nine Month Periods Ending March 31, 2008 and 2007

	March 31, 2008	March 31, 2007
Revenues	$-	$-

Expenses
General and administrative expenses	316,272	2,245
Accretion of debt discount	509,393	-
Total expenses	825,665	2,245

Net loss from operations	(825,665)	(2,245)

Other income	2	6
Interest expense	(23,761)	-
Total other income (expenses)	(23,759)	6

Net loss before income taxes	(849,424)	(2,239)

Provision for income taxes	-	-

Net loss	$(849,424)	$(2,239)

Basic net loss per share	$(0.01)	$(0.00)

Basic weighted average number of shares outstanding	72,643,636	8,292,400

Diluted net loss per share would be anti-dilutive, so it is not shown.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(A COLORADO CORPORATION)

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Nine Month Periods Ending March 31, 2008 and 2007

	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net loss	$(849,424)	$(2,239)
Adjustments to reconcile net loss to net cash used in operations:
Non-cash rent to capital	150	450
Accretion of debt discount	509,393	-
Accrued interest	23,761	-
Changes in operating assets and liabilities:
Accounts payable	(541)	-
Net cash used in operating activities	(316,661)	(1,789)

Cash flows from investing activities:
Advance of funds to subsidiary	(1,785,000)	-
Net cash used in investing activities	(1,785,000)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	-	3,000
Proceeds from convertible notes	2,100,000	-
Net cash provided by financing activities	2,100,000	3,000

Increase (decrease) in cash and cash equivalents	(1,661)	1,211

Cash and cash equivalents, beginning of period	1,661	1,937

Cash and cash equivalents, end of period	$-	$3,148

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this document which are not statements of historical fact are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. These and other factors may cause our actual results to differ materially from any forward-looking statement.  We caution you not to place undue reliance on these forward-looking statements.  Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Overview

Longwei Petroleum Investment Holding Limited (“we,” “us,” “our,” “Longwei”) was incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited on October 12, 2007. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. On October 16, 2007, the date of the closing of the Share Exchange, we acquired all of the issued and outstanding common stock of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation incorporated on April 3, 2006.  Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), a Chinese limited liability company.   We issued 69,000,000 shares in the share exchange transaction for 100% of the ownership of Longwei BVI. As a result of the share exchange transaction, Longwei BVI and its subsidiaries became our wholly owned subsidiaries.

The former stockholders of Longwei BVI acquired 92% of our issued and outstanding common stock as a result of closing the share exchange transaction.  Therefore, although Longwei BVI became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Longwei BVI, whereby Longwei BVI is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

All operating activities are carried out through our wholly-owned Chinese subsidiary, Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), which was incorporated in 1995.  The operating company is located in Taiyuan City, China.  We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As an intermediary, we seek to earn profits by buying diesel, gasoline, fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also earn revenues by acting as a purchase agent where we charge an agency fee, a fee which is charged to wholesalers who do not have a license to purchase directly from refineries. The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs to our customers can significantly affect our margins. The affect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which, in turn, improves profit margins. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power. Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We then transport and market these products to other wholesale buyers. Our primary customers are large-scale gas stations, which represent 60% of our sales. These gas stations, which purchase diesel and gasoline from us, are located in Taiyuan City in the Shanxi Province of China. Our second largest group of customers is the coal plants and power supply companies that use our fuel oil for heat and power, along with our solvents, which comprise 30% of our business. Our third largest customers are the small independent gas stations. These represent 10% of our total sales, and purchase gasoline and diesel. Our operating company is located at No. 30 Guanghua Avenue, Xiaojingyu Xiang,Wan Bailin District, Taiyuan City, P.C. 030024, Shanxi Province, China, and our phone number is (86) 351-6527-366.

Liquidity and Capital Resources

Net cash provided in financing activities was $2,100,000 for the nine month period ending March 31, 2008. This was the result of a fixed convertible note. We completed a convertible note on December 18, 2007, in the amount of $2,100,000 at an interest rate of 4% per annum, with a conversion feature of $0.70 per share (the conversion price) at the option of the investor.  Additionally, warrants were granted at an exercise price of $0.80.  The period for the conversion of the warrants is three years from the date of effectiveness of this registration statement. The convertible note will give the Company $2,100,000. After disbursement of fees and expenses, the Company netted $1,800,000.  Additionally, if all of the warrants are exercised, the Company will receive $1,200,000.  There was $1,785,000 cash used for investing activities for the period ending March 31, 2007 as an advance to our wholly owned operating subsidiary located in China. There was $316,661 cash used in operating activities.  These were primarily costs incurred for the convertible notes discussed above, the accretion of the debt discount and accrued interest.  The company generates no revenue and is dependent on its operating subsidiary in order to meet its obligations. Limitations on transfer of funds to the parent company from the operating company could adversely affect ability of the parent company to pay its financial obligations in the future .

We have a certain amount of ability to pay U.S. costs.  There is uncertainty regarding the payment of dividends, loans, and/or advances to the subsidiaries.

Results of Operations

During the period from March 17, 2000 (inception) through March 31, 2008, the Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation and filing of its registration statement S-1 and its quarterly and financial results on Form 10-SB   under the Securities Exchange Act of 1934, as amended, compliance with its periodical reporting requirements and initial efforts to locate a suitable merger or acquisition candidate. No revenues were received by the Company during this period.

Plan of Operations

For the fiscal year ending June 30, 2008, the Company expects to continue incurring a loss for the fiscal year as a result of expenses associated with compliance with the reporting requirements of the Securities Exchange Act of 1934, and expenses associated with the convertible note described above.  The company generates no revenue and is dependent on its operating subsidiary in order to meet its obligations. Limitations on transfer of funds to the parent company from the operating company could result in the inability of the parent company to pay its financial obligations.  We have a certain amount of ability to pay U.S. costs. The Company has made transfers of RMB into US dollars for accounting and legal costs associated with being a reporting company and in preparing the pending registration statement.  Our revenues are settled in RMB and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activity outside China, or to make dividends, advances, or other payments in US dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB per current account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell, or remit foreign currencies after providing valid commercial documents, and only at those banks in China authorized to conduct foreign exchange business.  We cannot be certain that in the future the Chinese regulatory authorities will not impose more stringent restrictions on the Company's ability to convert RMB into US dollars.     The Company does not intend to pay dividends at this time out of earnings or assets of its subsidiaries.  It plans to use any earnings profits to further expand its business operations.  However, if this policy changes the Company's ability to pay dividends to its shareholders may be limited.

FINANCIAL STATEMENTS FOR THE PERIOD ENDED MARCH 31, 2008

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

BALANCE SHEETS AS OF MARCH 31, 2008 AND JUNE 30, 2007

	March 31, 2008	June 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,755,094	$6,060,428
Accounts receivable	15,469,222	4,908,673
Inventories	23,616,871	17,920,559
Advance to suppliers	41,990,703	27,684,387
Prepaid taxes	-	1,475,158
Total current assets	87,831,890	58,049,205

Property, plant and equipment, net	2,440,797	2,693,006

Total assets	$90,272,687	$60,742,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,823	$460
Convertible notes payable, net of discount of $1,018,787 and $0, respectively	1,104,974	-
Advance from customers	1,415,444	1,739,159
Taxes payable	4,106,679	1,111,332
Other current liabilities	501,869	147,455

Total current liabilities	7,135,789	2,998,406

Total liabilities	, 7,135,789	2,998,406

STOCKHOLDERS’ EQUITY
Common Stock; no par value, 100,000,000 shares authorized, 75,000,000 and 69,000,000 shares issued and outstanding as of 03/31/08 and 06/30/07, respectively	6,151,294	6,053,269
Additional paid-in capital	1,528,180	-
Retained earnings	66,175,755	48,138,759
Accumulated other comprehensive income	9,281,669	3,551,777

Total stockholders’ equity	83,136,898	57,743,805

Total liabilities and stockholders’ equity	$90,272,687	$60,742,211

See accompanying notes to the financial statements

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

UNAUDITED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2008 AND 2007

	Three months ended March 31,		Nine months ended March 31,
	2008	2007	2008	2007
Net revenues:
Product sales	$30,213,210	$13,539,605	$98,581,486	$65,323,108
Agency service	2,265,492	1,487,818	10,115,682	5,915,311

	32,478,702	15,027,423	108,697,168	71,238,419
Cost of revenues
Product sales	22,180,278	12,153,524	75,917,662	54,036,863
Agency service	473,088	110,136	1,269,204	890,419

	22,653,366	12,263,660	77,186,866	54,927,282
Gross profit	9,825,336	2,763,763	31,510,302	16,311,137

Operating Expenses
Salaries	93,336	48,073	202,998	96,463
Other selling, general and administrative expenses	2,964,692	201,785	4,815,267	754,200
	3,058,028	249,858	5,018,265	850,663
Operating profit	6,767,308	2,513,905	26,492,037	15,460,474

Other income and (expenses)
Interest income	6,303	58,824	29,157	137,815
Interest expense	(21,466)	(90)	(24,228)	(90)
Other income/(expense)	(15,163)	58,734	4,929	137,725

Income before income taxes	6,752,145	2,572,639	26,496,966	15,598,199

Income taxes	(1,688,036)	(848,971)	(8,363,238)	(5,125,163)

Net income	5,064,109	1,723,668	18,133,728	10,473,036

Other comprehensive income
Foreign currency translation adjustment	3,076,127	452,555	5,729,892	1,534,797

Comprehensive income	$8,140,236	$2,176,223	$23,863,620	$12,007,833

Basic net income per share	$0.07	$0.02	$0.25	$0.15
Weighted average number of shares outstanding	75,000,000	69,000,000	72,643,636	69,000,000

Diluted net income per share	$0.07	$0.02	$0.25	$0.15
Diluted weighted average number of shares outstanding	76,500,000	69,000,000	73,210,909	69,000,000

See accompanying notes to the financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE NINE MONTHS ENDED MARCH 31, 2008

	Common stock shares	Common stock amount	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholders’ equity

Balance at June 30, 2007	69,000,000	$6,053,269	$-	$48,138,759	$3,551,777	$57,743,805
Recapitalization	6,000,000	98,025	-	(96,732)	-	1,293
Warrants issued with convertible debt	-	-	1,528,180	-	-	1,528,180
Net income for the period	-	-	-	18,133,728	-	18,133,728
Foreign currency translation adjustment	-	-	-	-	5,729,892	5,729,892
Balance at March 31, 2008	75,000,000	$6,151,294	$1,528,180	$66,175,755	$9,281,669	$83,136,898

See accompanying notes to the financial statements

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

	Nine months ended March 31,
	2008	2007
Operating activities
Net income	$18,133,728	$10,473,036
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation	269,563	254,685
Warrant expense	509,393	-
Accrued interest	23,761	-
Accounts receivable	(8,909,617)	2,294,386
Inventory	(3,676,678)	10,429,001
Advance to suppliers	(12,476,177)	(6,397,330)
Other receivable	-	152,963
Accounts payable	5,991	(2,653,003)
Advance from customers	(412,810)	(3,624,721)
Taxes payable	4,442,519	632,482
Other current liabilities	299,849	120,884
Net cash provided by (used in) operating activities	(1,790,478)	11,682,383

Investing activities
Purchase of equipment	(17,353)	-
Net cash used in investing activities	(17,353)	-

Financing activities
Proceeds from the issuance of the convertible notes	2,100,000	-
Net cash used in financing activities	2,100,000	-

Effect of exchange rate changes in cash	402,497	1,045,410

Net increase (decrease) in cash and cash equivalents	694,666	12,727,793

Cash and cash equivalents, beginning of the period	6,060,428	23,543,747

Cash and cash equivalents, end of the period	$6,755,094	$36,271,540

Supplemental disclosure of cash flow information
Cash paid during the period:
Income taxes paid	$6,005,048	$7,049,037

See accompanying notes to the financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

1.

MANAGEMENT'S REPRESENTATION OF INTERIM FINANCIAL INFORMATION

The accompanying financial statements have been prepared by Longwei Petroleum Investment Holding Limited, Inc. without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading.  These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations.  All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements at June 30, 2007 as filed in the Company Form S-1 filed with the Commission on December 22, 2007.

2.

SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Description of Business

Longwei Petroleum Investment Holding Limited (“we,” “us,” “our,” “Longwei”) was incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha II, Inc. We changed our name to Longwei Petroleum Investment Holding Limited on October 12, 2007. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to October 16, 2007, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. On October 16, 2007, the date of the closing of the Share Exchange, we acquired all of the issued and outstanding common stock of Longwei Petroleum Investment Holding Limited (“Longwei BVI”), a British Virgin Islands corporation incorporated on April 3, 2006.  Longwei BVI owns all of the issued and outstanding stock of Taiyuan Yahua Energy Conversion Co., Ltd. (“Taiyuan Yahua”), a Chinese limited liability company, which is in turn the sole shareholder of Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), a Chinese limited liability company.   We issued 69,000,000 shares in the share exchange transaction for 100% of the ownership of Longwei BVI. As a result of the share exchange transaction, Longwei BVI and its subsidiaries became our wholly owned subsidiaries.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

Description of Business  - continued

The former stockholders of Longwei BVI acquired 92% of our issued and outstanding common stock as a result of closing the share exchange transaction.  Therefore, although Longwei BVI became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Longwei BVI, whereby Longwei BVI is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

All operating activities are carried out through our wholly-owned Chinese subsidiary, Taiyuan Longwei Economy & Trading Co., Ltd. (“Taiyuan Longwei”), which was incorporated in 1995.  The operating company is located in Taiyuan City, China.  We purchase diesel, gasoline, fuel oil and kerosene from various suppliers. As an intermediary, we seek to earn profits by buying diesel, gasoline, fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, we also earn revenues by acting as a purchase agent where we charge an agency fee, a fee which is charged to wholesalers who do not have a license to purchase directly from refineries. Further, the company owns a gas station located on its property where it generates additional profit and revenue. The cost of our products is largely dependent on the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control. When sudden and significant increases occur in the cost of fuel and lubricant products, we may not be able to pass on these increases through timely price increases to our customers. The timing of passing these costs to our customers can significantly affect our margins. The affect of lower crude oil prices, after the sale for a short time of higher priced inventory on hand at the time of the price decrease, reduces the cost of the products which, in turn, improves profit margins. Fuel oil is a liquid petroleum product that is burned in a furnace or boiler for the generation of heat or used in an engine for the generation of power. Solvents are unrefined petroleum products used in paint, dry-cleaning solvents, solvents for cutback asphalts and solvents for the rubber industry. We then transport and market these products to other wholesale buyers. Our primary customers are large-scale gas stations, which represent 60% of our sales. These gas stations, which purchase diesel and gasoline from us, are located in Taiyuan City in the Shanxi Province of China. Our second largest group of customers is the coal plants and power supply companies that use our fuel oil for heat and power, along with our solvents, which comprise 30% of our business. Our third largest customers are the small independent gas stations. These represent 10% of our total sales, and purchase gasoline and diesel. Our operating company is located at No. 30 Guanghua Avenue, Xiaojingyu Xiang,Wan Bailin District, Taiyuan City, P.C. 030024, Shanxi Province, China, and our phone number is (86) 351-6527-366.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Preparation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities, established in the PRC (“PRC GAAP”) the accounting standards used in the place of their domicile.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)    Economic and Political Risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(c)    Principles of Consolidation

The accompanying financial statements include Longwei Petroleum Investment Holding Limited, Inc., its wholly owned subsidiary, Longwei Petroleum Investment Holding Limited, a British Virgin Island corporation, its wholly owned subsidiary, Taiyuan Yahua Energy Conversion Co., Ltd., a Chinese Limited Liability Company, which owns 100% of the operating subsidiary, Taiyuan Longwei Economy & Trading Company, Ltd., a Chinese Limited Liability Company.  Intercompany transactions have been eliminated in consolidation.

 (d)    Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

Buildings	20 years
Heavy machinery and production equipment	8- 20 years
Railway	20 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)    Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of March 31, 2008.

(f)    Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. There were no declines in net realizable value of inventory for nine months ended March 31, 2008.

 (g)    Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(h)    Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash deposit in PRC banks are not insured by any government agency or entity.

(i)    Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers.

(j)    Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable, prepaid taxes, advances to suppliers, other current assets, taxes payable, accounts payable and advances from customers. Management estimates that the carrying amounts of the non related party financial instruments approximate their fair values due to their short-term nature.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (k)    Revenue Recognition

The Company derives the bulk of its revenue from sales of gasoline, diesel, solvent oil and fuel oil. These product sales revenues are recognized when customers take possession of goods in accordance with the terms of purchase order agreements that evidence agreed upon pricing and when collectibility is reasonably assured. Cost of revenues for product sales include costs to purchase and transport the product to the Company, costs to deliver the goods to the customer and depreciation on product storage and delivery equipment.

Agency service revenue consists of fees charged to small fuel distributors who lack the required licenses to purchase directly from large refineries. The Company allocates a portion of its purchasing quota to these customers for a fee similar to a sales commission. Agency service revenue is recognized when there is evidence of an arrangement that specifies pricing and irrevocable allocation of a portion of the Company’s purchase quota and collection has occurred. Cost of agency service revenues consists primarily of selling commissions.

 (l)    Foreign Currency Translation

 The functional currency of the Company is RMB and RMB is freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of shareholders’ equity.  If the RMB appreciates against the U.S. dollar, revenue and expenses would be higher than they would have been if there were no fluctuations in the currencies.  Conversely, if the RMB depreciates against the U.S. dollar, revenue and expenses would be lower than they would have been if there were no fluctuations in the currencies. The exchange rates adopted are as follows:

March 31, 2008
Period end RMB exchange rate	7.01
Average period RMB exchange rate	7.38

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

 (n)    Income Taxes

The company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. Deferred income taxes result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. The company has recorded no deferred tax assets or liabilities as of December 30, 2007, since nearly all differences in tax bases and financial statement carrying values are permanent differences.

 (o)    Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115.” This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit.

The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The Company is currently assessing the impact adoption of SFAS No. 159 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R amends SFAS 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. It is effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 141R on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51" ("SFAS No. 160”). SFAS No. 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled, and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. It is effective for fiscal years beginning on or after December 15, 2008 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements shall be applied prospectively. We are currently evaluating the impact of adopting SFAS No. 160 on our consolidated financial statements.

 LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

3.    ACCOUNTS RECEIVABLE

The receivables and allowance balances at March 31, 2008 and December 31, 2007 are as follows:

	March 31, 2008	June 30, 2007
Accounts receivable	$15,469,222	$4,908,673
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$15,469,222	$4,908,673

4.    INVENTORIES

Inventories are the unsold petroleum products purchased from various suppliers, and consist of the following as of March 31, 2008 and December 31, 2007:

	March 31,	June 30,
	2008	2007
Diesel Oil	$4,454,816	$10,982,628
Gasoline	17,296,618	3,998,679
Fuel Oil	1,050,437	2,516,115
White Spirit	815,000	423,137
Less: allowances for slowing moving items	-	-
Total	$23,616,871	$17,920,559

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

5.    ADVANCE TO SUPPLIERS

The Company has made payments to unrelated suppliers in advance of receiving products and services. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $41,990,703 as of March 31, 2008.

6.    PREPAID TAXES

Prepaid taxes consist of the following:

	March 31,	June 30,
	2008	2007
Value added tax	$-	$1,346,883
Other tax refundable	-	128,275
Total	$-	$1,475,158

7.    PROPERTY, PLANT AND EQUIPMENT

At December 31 and June 30, 2007, property, plant and equipment, at cost, consist of

	March 31, 2008	June 30, 2007
Land and buildings	$1,850,284	$1,850,284
Machinery and production equipment	2,520,062	2,518,800
Railway	1,298,292	1,298,292
Motor vehicles	186,920	170,828
Total property, plant and equipment	5,855,558	5,838,204
Less: accumulated depreciation	(3,414,761)	(3,145,198)
Property, plant and equipment, net	$2,440,797	$2,693,006

Depreciation expense for the nine months ended March 31, 2008 was $269,563.

8.  TAXES PAYABLE

Taxes payable consist of the following:

	March 31,	June 30,
	2008	2007
Income tax payable	$2,045,312	$987,666
Business taxes payable and others	2,061,367	123,666

Total	$4,106,679	$1,111,332

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

9.  OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	March 31,	June 30,
	2008	2007
Accrued salaries	$8,876	$18,187
Accrued staff welfare	208,912	129,268
Accrued expenses and miscellaneous	284,081	-

Total	$501,869	$147,455

10.    INCOME TAXES

(a)     Corporation Income Tax (“CIT”)

The Company is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 25% since January 1, 2008.

The provision for income taxes for three months ended March 31, 2008 is summarized as follows:

2008
Current	$1,688,036
Deferred	-
$1,688,036

(b)     Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 5% to 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority.

The value added tax refundable presents the VAT that the Company paid for the purchasing products and can be used to deduct the VAT related to the sale of products.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

11.    SEGMENT INFORMATION

For the three months ended March 31, 2008
Agency
	Product sales	Service	Total
Revenues	$ 30,213,210	$ 2,265,492	$ 32,478,702
Cost of revenues	$ 22,180,278	$ 473,088	$ 22,653,366
Gross profit	$ 8,032,932	$ 1,792,404	$ 9,825,336

Income from operations	$ 4,974,904	$ 1,792,404	$ 6,767,308
Total assets	$ 90,272,687	$ -	$ 90,272,687
Depreciation	$ 89,964	$ -	$ 89,964

For the three months ended March 31, 2007
Agency
	Product sales	Service	Total
Revenues	$ 13,539,605	$ 1,487,818	$ 15,027,423
Cost of revenues	$ 12,153,524	$ 110,136	$ 12,263,660
Gross profit	$ 1,386,080	$ 1,377,682	$ 2,763,762

Income from operations	$ 1,136,222	$ 1,377,682	$ 2,513,904
Total assets	$ 59,589,833	$ -	$ 59,589,833
Depreciation	$ 84,895	$ -	$ 84,895

For the nine months ended March 31, 2008
Agency
	Product sales	Service	Total
Revenues	$ 98,581,486	$ 10,115,682	$ 108,697,168
Cost of revenues	$ 75,917,662	$ 1,269,204	$ 77,186,866
Gross profit	$ 22,663,824	$ 8,846,478	$ 31,510,302

Income from operations	$ 17,645,559	$ 8,846,478	$ 26,492,037
Total assets	$ 90,272,687	$ -	$ 90,272,687
Depreciation	$ 269,563	$ -	$ 269,563

For the nine months ended March 31, 2007
Agency
	Product sales	Service	Total
Revenues	$ 65,323,108	$ 5,915,311	$ 71,238,419
Cost of revenues	$ 54,036,863	$ 890,419	$ 54,927,282
Gross profit	$ 11,286,245	$ 5,024,892	$ 16,311,137

Income from operations	$ 10,435,582	$ 5,024,892	$ 15,460,474
Total assets	$ 59,589,833	$ -	$ 59,589,833
Depreciation	$ 254,685	$ -	$ 254,685

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

12.    GEOGRAPHICAL INFORMATION

 The Company's revenues by geographic destination are analyzed as follows:

	For the Three Months Ended March 31,
	2008	2007

PRC	$32,478,702	$15,027,423
Outside PRC	-	-

Total net revenues	$32,478,702	$15,027,423

	For the Nine Months Ended March 31,
	2008	2007

PRC	$108,697,168	$71,238,419
Outside PRC	-	-

Total net revenues	$108,697,168	$71,238,419

13.    CONVERTIBLE NOTES

We completed a convertible note agreement on December 18, 2007, in the amount of $2,100,000 at an interest rate of 4% per annum, with a conversion feature of $0.70 per share (the conversion price) at the option of the investor.  Additionally, warrants were granted at an exercise price of $0.80.  The period for the conversion of the warrants is three years from the date of effectiveness of this registration statement. The company received $2,100,000 from the convertible notes. After disbursement of fees and expenses, the Company netted $1,800,000.  Additionally, if all of the warrants are exercised, the Company will receive $1,200,000.  In using the Black- Scholes Calculation the company will have a total expense of $1,528,180 for the life of the convertible notes. The monthly expense is $127,348.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2008 AND 2007

14.    WARRANTS

There were 1,500,000 warrants outstanding as of March 31, 2008.

At March 31, 2008 the range of warrant prices for shares under warrants and the weighted-average remaining contractual life are as follows:

	Warrants Outstanding and Exercisable
Warrants - Exercise Price	Number of Warrants	Weighted Average Remaining Contractual Life - Years
$0.80	1,500,000	3
Total	1,500,000	3

The noteholders of the convertible notes from December 18, 2007 received detachable warrants for the purchase of 1,500,000 shares of common stock, which were valued at $1,528,180. For purposes of estimating the intrinsic fair value of each warrant as of dates of the convertible note, the Company utilized the Black Scholes option-pricing model. The Company estimated the fair value of the warrants assuming no expected dividends and the following weighted-average assumptions:

March 31, 2008
Average risk-free interest rate	4.375%
Average expected life	3 years
Expected volatility	78.05%
Expected dividends	0%

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2007

(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Longwei Petroleum Investment Holding Limited

We have audited the accompanying balance sheet of LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED (a development stage company) as of June 30, 2007 and 2006, and the related statements of operations, stockholders’ equity, and cash flows for the years ended June 30, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.  We did not audit the financial statements of LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED for the year ended June 30, 2004 or for the period from March 17, 2000 {inception} to June 30, 2004.  Those statements were audited by other auditors whose reported thereon dated July 18, 2004 expressed an unqualified opinion with a going concern explanatory paragraph.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED (a development stage company) as of June 30, 2007, and the results of its operations and its cash flows for the years ended June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

August 24, 2007

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	June 30,	June 30,
ASSETS	2007	2006
Current assets
Cash	$ 1,661	$ 1,937
Total current assets	1,661	1,937

Total assets	$ 1,661	$ 1,937

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$ 541	$ 541
Total current liabilities	541	541

Stockholders' equity
Preferred stock: no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: no par value; 100,000,000 shares authorized; 8,442,400 and 8,292,400 shares issued and outstanding, respectively	97,875	94,275
Deficit accumulated during the development stage	(96,755)	(92,879)
Total stockholders' equity	1,120	1,396

Total liabilities and stockholders' equity	$ 1,661	$ 1,937

See notes to financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year ended		Period from March 17, 2000 (inception) to
	June 30,		June 30,
	2007	2006	2007

Revenues	$ -	$ -	$ -

Operating expenses
Selling, general and administrative expense	620	724	67,183
Accounting	2,100	1,900	14,465
Consulting	-	-	5,000
Legal	-	-	4,174
Rent	600	600	4,350
Office supplies	566	-	1,845
Total operating expenses	3,886	3,224	97,017
Operating loss	(3,886)	(3,224)	(97,017)

Other income
Interest income	10	10	262
Total other income	10	10	262

Net loss before income taxes	(3,876)	(3,214)	(96,755)

Provision for income taxes	-	-	-

Net loss	$ (3,876)	$ (3,214)	$ (96,755)

Basic and diluted net loss per share	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding	8,345,825	8,288,600

See notes to financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 17, 2000 (INCEPTION) TO JUNE 30, 2007

						Development
					Common Stock	Stage
	Preferred Stock		Common Stock		issued for	Accumulated
	Shares	Amount	Shares	Amount	Prepaid Services	Deficit	Total

Balance at March 17, 2000 (date of inception)	-	$ -	-	$ -	$ -	$ -	$ -
Common stock issued for cash - 03/01/00	-	-	900,000	4,500	-	-	4,500
Common stock issued for services - 03/01/00	-	-	8,100,000	40,500	-	-	40,500
Common stock issued for services - 04/01/00	-	-	300,000	3,000	-	-	3,000
Common stock issued for cash - 04/03-05/30/00	-	-	660,000	6,600	-	-	6,600
Common stock issued for services - 05/18/00	-	-	2,500	25	-	-	25
Rent at no charge	-	-	-	150	-	-	150
Net loss for the period	-	-	-	-	-	(44,766)	(44,766)
Balance June 30, 2000	-	-	9,962,500	54,775	-	(44,766)	10,009

Common stock warrants issued for services - 12/04/00	-	-	-	13,300	-	-	13,300
Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	-	(17,266)	(17,266)
Balance June 30, 2001	-	-	9,962,500	68,675	-	(62,032)	6,643

Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	-	(3,170)	(3,170)
Balance June 30, 2002	-	-	9,962,500	69,275	-	(65,202)	4,073

Common stock issued for cash - 03/01/00	-	-	99,900	1,000	-	-	1,000
Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	-	(3,737)	(3,737)
Balance June 30, 2003	-	-	10,062,400	70,875		(68,939)	1,936

Common stock surrendered - 03/01/04	-	-	(2,850,000)	-	-	-	-
Common stock issued for cash - 05/21/04	-	-	75,000	1,500	-	-	1,500
Common stock issued for cash - 05/26/04	-	-	125,000	2,500	-	-	2,500
Common stock issued for services - 05/27/04	-	-	600,000	12,000	(12,000)	-	-
Common stock issued for services - 05/31/04	-	-	50,000	1,000	(1,000)	-	-
Common stock issued for cash - 05/31/04			75,000	1,500	-	-	1,500
Common stock issued for cash - 06/09/04	-	-	50,000	1,000	-	-	1,000
Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	4,300	(8,285)	(3,985)
Balance June 30, 2004	-	-	8,187,400	90,975	(8,700)	(77,224)	5,051

Common stock cancelled	-	-	(50,000)	(1,000)	1,000	-	-
Common stock issued for cash - 03/01/05	-	-	5,000	100	-	-	100
Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	7,700	(12,441)	(4,741)
Balance June 30, 2005	-	-	8,142,400	90,675	-	(89,665)	1,010

Common stock issued for cash - 11/05/05	-	-	150,000	3,000	-	-	3,000
Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	-	(3,214)	(3,214)
Balance June 30, 2006	-	$ -	8,292,400	$ 94,275	$ -	$ (92,879)	$ 1,396
Common stock issued for cash - 02/20/07			150,000	3,000	-	-	3,000
Rent at no charge	-	-	-	600	-	-	600
Net loss for the year	-	-	-	-	-	(3,876)	(3,876)
Balance June 30, 2007	-	$ -	8,442,400	$ 97,875	$ -	$ (96,755)	$ 1,120

See notes to financial statements

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year ended		Period from March 17, 2000 (inception) to
	June 30,		June 30,
	2007	2006	2007
Cash flows from operating activities:
Net loss	$ (3,876)	$ (3,214)	$ (96,755)
Adjustments to reconcile net loss to
net cash used in operations:
Rent paid with shares	600	600	4,350
Stock issued for services	-	-	68,825
Changes in operating liabilities and assets:
Increase in accounts payable	-	-	541
Net cash used in operating activities	(3,276)	(2,614)	(23,039)

Cash flows from financing activities:
Issuance of common stock	3,000	3,000	24,700
Net cash provided by financing activities	3,000	3,000	24,700

Increase (decrease) in cash and cash equivalents	(276)	386	1,661

Cash and cash equivalents, beginning of period	1,937	1,551	-
Cash and cash equivalents, end of period	$ 1,661	$ 1,937	$ 1,661

Supplemental disclosures of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

See notes to financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.

BUSINESS DESCRIPTION - ORGANIZATION

Longwei Petroleum Investment Holding Limited (a development stage company) (the "Company") was incorporated under the laws of the State of Colorado on March 17, 2000. The principal office of the corporation is No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District Taiyuan City, Shanxi Province, Shanxi, China 030024

The Company is an enterprise in the development stage as defined by Statement No.7 of the Financial Accounting Standards Board and has not engaged in any business other than organizational efforts. It has no fulltime employees and owns no real property. The Company intends to operate as a capital market access corporation and has registered with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company intends to seek to acquire one or more existing businesses that have existing management, through merger or acquisition. Management of the Company will have virtually unlimited discretion in determining the business activities in which the Company might engage.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

FISCAL YEAR

The fiscal year of the Company is June 30.

LOSS PER SHARE

Basic loss per common share is calculated using the weighted average number of shares outstanding during the period. Diluted loss per common share is calculated by adjusting the weighted outstanding shares, assuming conversion of all potentially dilutive stock options. At June 30, 2007 there were no potentially dilutive stock options outstanding.

FINANCIAL INSTRUMENTS

Unless otherwise indicated, the fair value of all reported assets and liabilities that represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such assets and liabilities.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ORGANIZATION COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

STATEMENT OF CASH FLOWS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK BASIS

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. The Company has implemented FAS 144 for this fiscal year. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

No impairment was recorded in the fiscal year ending June 30, 2007.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

3.

STOCKHOLDERS’ EQUITY

As of June 30, 2007, 100,000,000 shares of the Company's no par value common stock had been authorized, of which 8,442,400 were issued and outstanding.

The Company is authorized to issue up to 10,000,000 shares of preferred stock, in series, as determined by the Board of Directors. As of June 30, 2007, no preferred shares have been designated or issued.

150,000 shares of common stock were issued on February 20, 2007 for cash of $3,000.

Warrants to purchase 2,660,000 shares of common stock at $0.05 per share were issued on December 4, 2000. The warrants were issued for services valued at $13,300. The warrants were to expire on December 3, 2004. The warrants were surrendered and cancelled by the Company in the year ended June 30, 2004.

On March 1, 2004, 2,850,000 shares of common stock were surrendered by the president of the Company concurrent with his resignation as president and director. The Company immediately cancelled these shares.

75,000 shares of common stock were issued on May 21, 2004 for cash of $1,500.

125,000 shares of common stock were issued on May 26, 2004 for cash of $2,500.

600,000 shares of common stock were issued on May 27, 2004. The shares were issued for services valued at $12,000. The services were provided from March 2004 to March 2005 and resulted in expenses of $7,700 and $4,300 for the years ended June 30, 2005 and 2004.

50,000 shares of common stock were issued on May 31, 2004. The shares were issued for prepaid services valued at $1,000. The services were to be provided from March 2004 to March 2005. The services were never provided, so the shares were subsequently cancelled on March 31, 2005.

75,000 shares of common stock were issued on May 31, 2004 for cash of $1,500.

50,000 shares of common stock were issued on June 9, 2004 for cash of $1,000.

On March 1, 2005, 5,000 shares of common stock were issued for cash of $100.

On November 2, 2005, 150,000 shares of common stock were issued for cash of $3,000.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

(Formerly TABATHA II, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

4.

RELATED PARTY TRANSACTIONS

As of the date hereof, officers and directors of the Company are the owners of 5,741,600 shares of its issued and outstanding common stock, constituting approximately 68% of the Company's issued and outstanding common stock. The shares were issued for cash and services from $0.005 to $0.02 per share.

Officers and directors are reimbursed for all out-of-pocket expenses.

Rent is being provided to the Company at no charge. For purposes of the financial statements, the Company is accruing $50 per month as common stock for this use.

5.

INCOME TAXES

The Company has Federal net operating loss carry forwards of approximately $96,755 expiring between the years 2020 through 2026. The tax deferred benefit of these net operating losses is approximately $38,702 and has been offset by a full valuation allowance due to uncertainty regarding their realization. For the year ended June 30, 2007, the allowance increased by $1,550. These carryforwards may be limited upon consummation of a business combination under IRC Section 381.

6.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.”  The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.   This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

FINANCIAL STATEMENTS

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED (a BRITISH VIRGIN ISLANDS CORPORATION) CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2007 AND 2006

	June 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$6,060,428	$23,543,747
Accounts receivable	4,908,673	7,935,390
Inventories	17,920,559	16,813,225
Advance to suppliers	27,684,387	1,813,964
Prepaid taxes	1,475,158	161,696
Other current assets	-	158,449
Total current assets	$58,049,205	$50,426,471

Property, plant and equipment:
Property, plant and equipment, net	2,693,006	2,901,493

Total assets	$60,742,211	$53,327,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$460	$3,705,514
Advance from customers	1,739,159	3,754,693
Taxes payable	1,111,332	2,506,523
Other current liabilities	$147,455	$95,253

Total current liabilities	$2,998,406	$10,061,983

Total liabilities	$2,998,406	$10,061,983

STOCKHOLDERS’ EQUITY
Common stock at $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	50,000	50,000
Additional paid-in-capital	6,017,187	6,010,422
Retained earnings	48,124,495	36,129,495
Accumulated other comprehensive income	$3,552,123	$1,076,064

Total stockholders’ equity	$57,743,805	$43,265,981

Total liabilities and stockholders’ equity	$60,742,211	$53,327,964

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	For the years ended June 30,
	2007	2006	2005
Net revenues:
Product sales	$85,935,810	$82,781,225	$29,407,212
Agency service	7,826,504	10,300,496	11,457,203

	93,762,314	93,081,721	40,864,415

Cost of revenues
Product sales	74,169,157	67,596,453	23,972,411
Agency service	1,428,077	3,137,024	4,153,548

	75,597,234	70,733,477	28,125,959

Gross profit	18,165,080	22,348,244	12,738,456

Operating Expenses
Salaries	151,511	153,866	84,843
Other selling, general and administrative expenses	296,094	351,560	349,710
	447,605	505,426	434,553

Operating profit	17,717,475	21,842,818	12,303,903

Other income and (expenses)
Interest income	188,929	105,249	48,133

Other income	188,929	105,249	48,133

Income before income taxes	17,906,404	21,948,067	12,352,036

Income taxes	(5,911,404)	(7,245,278)	(4,076,172)

Net income	11,995,000	14,702,789	8,275,864

Other comprehensive income
Foreign currency translation adjustment	2,476,059	1,076,064	-

Comprehensive income	$14,471,059	$15,778,853	$8,275,864

Earnings per share	$.17	$.21	$.12
Weighted average shares outstanding	69,000,000	69,000,000	69,000,000

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	Common Stock		Additional Paid in Capital	Retained Earnings	Accumulated other comprehensive income	Total Stockholders’ Equity
	Number of Shares	Amount

Balance at June 30, 2004	69,000,000	$50,000	$6,003,269	$ 13,150,842	$-	$19,204,111
Net income for the year	-		-	8,275,864	-	8,275,864
Balance at June 30, 2005	69,000,000	50,000	6,003,269	21,426,706	-	27,479,975
Registered capital for expenses paid			7,153			7,153
Net income for the year	-		-	14,702,789	-	14,702,789
Foreign currency translation adjustment	-		-	-	1,076,064	1,076,064
Balance at June 30, 2006	69,000,000	50,000	6,010,422	36,129,495	1,076,064	43,265,981
Registered capital for expenses paid			6,765			6,765
Net income for the year	-		-	11,995,000	-	11,995,000
Foreign currency translation adjustment	-		-	-	2,476,059	2,476,059
Balance at June 30, 2007	69,000,000	$50,000	$6,017,187	$ 48,124,495	$3,552,123	$57,743,805

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	For the years ended June 30,
	2007	2006	2005
Operating activities
Net income	$11,995,000	$14,702,789	$8,275,864
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation	347,459	352,323	344,219
Expenses paid by shareholders	6,765	7,153	-
Changes in non-cash operating working capital items:
Accounts receivable	3,335,310	(4,133,690)	2,423,913
Inventory	(260,919)	(5,446,405)	(2,548,993)
Advance to suppliers	(25,119,668)	(1,744,423)	1,928,167
Prepaid taxes	(1,271,958)	(160,093)	-
Other current assets	162,100	(156,877)	4,540
Accounts payable	(3,790,917)	(1,566,543)	1,530,343
Advance from customers	(2,146,607)	3,271,917	(608,797)
Taxes payable	(1,481,420)	(784,648)	278,789
Other current liabilities	46,678	46,672	25,768

Net cash provided by (used in) operating activities	(18,178,177)	4,388,175	11,653,813

Investing activities
Purchase of equipment	(3,137)	-	-

Net cash used in investing activities	(3,137)	-	-

Effect of exchange rate changes in cash	697,641	668,479	-

Net increase (decrease) in cash and cash equivalents	(17,483,319)	5,056,992	11,653,813

Cash and cash equivalents, beginning of year	23,543,747	18,486,755	6,832,942

Cash and cash equivalents, end of year	$6,060,428	$23,543,747	$18,486,755

Supplemental disclosure of cash flow information
Cash paid during the year:
Income taxes paid	$7,409,328	$7,679,820	$3,323,169

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

Longwei Petroleum Investment Holding Limited (“Longwei BVI, the “Company”) was incorporated in the British Virgin Islands on April 3, 2006.  Taiyuan Yahua Energy Conversion Co., Ltd., (“Taiyuan Yahua”) a Chinese limited liability company, was incorporated on August 11, 2006.  The operating subsidiary, Taiyuan Longwei Economy & Trading Co., Ltd (“Taiyuan Longwei”), is located in Taiyuan City, China, and was established in 1995 as a Chinese limited liability company.

We currently have 14 storage tanks that allow us to store 50,000 metric tons of our products. In addition, we own our own rail system to transport our products to our customers.

Corporate Structure

The chart below depicts the corporate structure of the Company as of June 30, 2007. Longwei BVI incorporated in the British Virgin Islands in April 2006, owns 100% of the capital stock of Taiyuan Yahua, and Taiyuan Yahua owns 100% of the capital stock of Taiyuan Longwei, the operating subsidiary.  Taiyuan Yahua was established in August 2006 as a Chinese limited liability company.  Taiyuan Longwei was established as a Chinese limited liability company in July 1995.  All of the operations of the Company are conducted by and through Taiyuan Longwei.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Preparation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”) the accounting standards used in the place of their domicile.

(b)    Economic and Political Risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(c)    Principles of Consolidation

The accompanying financial statements include Longwei Petroleum Investment Holding Limited, a British Virgin Islands corporation, its wholly owned subsidiary, Taiyuan Yahua Energy Conversion Co., Ltd., a Chinese Limited Liability company which owns 100% of the operating subsidiary, and the operating subsidiary, Taiyuan Longwei Economy & Trading Company, Ltd., a Chinese Limited Liability Company.  Intercompany transactions have been eliminated in consolidation.

(d)    Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

Buildings	20 years
Heavy machinery and production equipment	8- 20 years
Railway	20 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)    Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of June 30, 2007 and 2006.

(f)    Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. There were no declines in net realizable value of inventory for the years ended June 30, 2007, 2006 and 2005.

During the years ended June 30, 2007 and 2006 approximately 76% and 65% of total inventory purchases were from five suppliers, respectively.

 (g)    Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

 (h)    Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash deposit in PRC banks are not insured by any government agency or entity.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)    Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers.  We lock in prices 30 - 60 days in advance by using our cash resources.  We expect to maintain this level of advances in the future to ensure that we have adequate supplies and can obtain the best possible price at the particular time of purchase.  We do not place any impairment on these advances since our suppliers are large enterprises that have controls placed on them by the Chinese government.  We have not had to make any historical adjustments to our advances for any deficiencies or negative impact to our advances to our suppliers.  We receive the best price by paying in advance because we receive a discount from the spot price and we lock in the price which provides us with greater profitability.

(j)    Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable, prepaid taxes, advances to suppliers, other current assets, taxes payable, accounts payable and advances from customers. Management estimates that the carrying amounts of the non related party financial instruments approximate their fair values due to their short-term nature.

 (k)    Revenue Recognition

The Company derives the bulk of its revenue from sales of gasoline, diesel, kerosene and fuel oil. These product sales revenues are recognized when customers take possession of goods in accordance with the terms of purchase order agreements that evidence agreed upon pricing and when collectibility is reasonably assured. Cost of revenues for product sales include costs to purchase and transport the product to the Company, costs to deliver the goods to the customer and depreciation on product storage and delivery equipment.

Agency service revenue consists of fees charged to small fuel distributors who lack the required licenses to purchase directly from large refineries. The Company allocates a portion of its purchasing quota to these customers for a fee similar to a sales commission. Agency service revenue is recognized when there is evidence of an arrangement that specifies pricing and irrevocable allocation of a portion of the Company’s purchase quota and collection has occurred. Cost of agency service revenues consists primarily of selling commissions.

We recognize revenue once delivery has been made, and/or services to be provided have been completed.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)    Foreign Currency Translation

The functional currency of the Company is Renminbi (“RMB”) and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are converted into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are converted into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions, which are not material, are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates for each period and stockholders' equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment to other comprehensive income, a component of stockholders' equity. The exchange rates adopted are as follows:

	2007	2006	2005
Year end RMB exchange rate	7.61	7.99	8.26
Average yearly RMB exchange rate	7.81	8.07	8.26

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(m)    Earnings Per Share

The Company adopted Statement of Financial Accounting Standard No. 128, “Earnings per Share” (“SFAS No. 128"), which is effective for annual periods ending after December 15, 1997.  Earnings per share (EPS) are computed based on the weighted average number of shares actually outstanding.

	June 30, 2007	June 30, 2006
Number of common shares used	50,000	50,000

 (n)    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o)    Income Taxes

The company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. Deferred income taxes result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. The company has recorded no deferred tax assets or liabilities as of June 30, 2007, 2006 and 2005, since nearly all differences in tax bases and financial statement carrying values are permanent differences.

 (p)    Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No. 133 and 140. The statement applies to certain hybrid financial instruments, which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS No. 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. SFAS No. 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of first fiscal year that begins after September 15, 2006. It is not expected that SFAS No. 155 will have a material effect on the Company's financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes.  FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  FIN 48 will be effective for fiscal years beginning after December 15, 2006 and the provisions of FIN 48 will be applied to all tax positions under Statement No. 109 upon initial adoption.  The cumulative effect of applying the provisions of this interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  The Company will adopt FIN 48 effective from July 1, 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of SFAS No. 157 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurement. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

those fiscal years. The Company does not believe that the adoption of the provisions of SFAS No. 157 will materially impact its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will become effective for the Company beginning with the first quarter of 2008. The Company has not yet determined the impact of the adoption of SFAS No. 159 on its financial statements and footnote disclosures.

 3.    ACCOUNTS RECEIVABLE

The receivables and allowance balances at June 30, 2007 and 2006 are as follows:

	June 30, 2007	June 30, 2006
Accounts receivable	$4,908,673	$7,935,390
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$4,908,673	$7,935,390

Concentrations in accounts receivable - As of June 30, 2007, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, with total amounts of $3,426,413, represented 70% of total accounts receivable in aggregate. As of June 30, 2006, four customers accounted for more than 10% of the Company’s accounts receivable with total amounts of $7,788,235, representing 98% of total accounts receivable in aggregate.

The allowance for doubtful accounts receivable is based on several factors, including overall customer credit quality, historical write-off experience, and specific account analysis that projects the ultimate collectibility of the account.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

4.    INVENTORIES

Inventories are the unsold petroleum products purchased from various suppliers, and consist of the following as of June 30, 2007 and 2006:

	June 30,	June 30,
	2007	2006
Diesel Oil	$10,982,628	$9,160,261
Gasoline	3,998,679	5,365,930
Fuel Oil	2,516,115	42,444
White Spirit	423,137	2,244,590
Less: allowances for slowing moving items	-	-
Total	$17,920,559	$16,813,225

5.    ADVANCE TO SUPPLIERS

The Company has made payments to unrelated suppliers in advance of receiving products and services. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $27,684,387 and $1,813,964 as of June 30, 2007 and 2006, respectively.  The advance payments ensure that we get the best possible price at the time we purchase the petroleum product.  In addition, we receive delivery within 30 days of our payment, ensuring an adequate supply for our customers.

6.    PREPAID TAXES

Prepaid taxes consist of the following:

	June 30,	June 30,
	2007	2006
Value added tax	$1,346,883	$161,696
Other tax refundable	128,275	-
Total	$1,475,158	$161,696

7.    PROPERTY, PLANT AND EQUIPMENT

At June 30, 2007 and 2006, property, plant and equipment, at cost, consist of

	June 30, 2007	June 30, 2006
Land and buildings	$1,850,284	$1,762,286
Machinery and production equipment	2,518,800	2,395,941
Railway	1,298,292	1,236,546
Motor vehicles	170,828	162,703
Total property, plant and equipment	5,838,204	5,557,476
Less: accumulated depreciation	(3,145,198)	(2,655,983)
Property, plant and equipment, net	$2,693,006	$2,901,493

Depreciation expense for the years ended June 30, 2007, 2006 and 2005 was $347,459, $352,323 and $344,219, respectively.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

8.  TAXES PAYABLE

Taxes payable consist of the following:

	June 30,	June 30,
	2007	2006
Income tax payable	$987,666	$2,404,872
Business taxes payable and others	123,666	101,651

Total	$1,111,332	$2,506,523

9.  OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	June 30,	June 30,
	2007	2006
Accrued salaries	$8,187	$6,446
Accrued staff welfare	139,268	88,807

Total	$147,455	$95,253

10.    INCOME TAXES

(a)     Corporation Income Tax (“CIT”)

The Company is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 30% and the local tax rate is 3%.

The provision for income taxes for each of the three months ended December 31, 2007 is summarized as follows:

2007
Current	$6,675,202
Deferred	-
$6,675,202

(b)     Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 5% to 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority.

The value added tax refundable presents the VAT that the Company paid for the purchasing products and can be used to deduct the VAT related to the sale of products.

11.    COMMITMENTS AND CONTINGENCIES

The Company has no commitments as of June 30, 2007.

12.   CONCENTRATIONS, RISKS AND UNCERTAINTIES

The Company has the following concentrations of business with one customer constituting greater than 10% of the Company’s revenues:

	2007	2006	2005

Taiyuan Yanyu Oil Supply Company Limited	12%	5%	6%
Taiyuan City XiShan Gujiao Material and Oil Storage Labor Service Department	2%	3%	12%

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

12.   CONCENTRATIONS, RISKS AND UNCERTAINTIES (Continued)

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	2007	2006	2005

Yanlian Industry Group selling division	26%	20%	13%
Tuha Oil Exploring and Exploiting Headquarters	20%	16%	18%
Xinan Oil Chemical Assembling Factory	11%	15%	8%
Alashankou Baoli Trading Company Limited	10%	3%	6%
Alashankou Dacheng Company Limited	10%	11%	11%
Tianjin Dagang Jingyu Industry Company Limited	9%	12%	20%
Panjin Jinjiang Oil Chemical Company Limited	7%	12%	14%

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

13.

SEGMENT INFORMATION

For the year ended June 30, 2007
Agency
	Product sales	Service	Total
Revenues	$ 85,935,810	$ 7,826,504	$ 93,762,314
Cost of revenues	74,169,157	1,428,077	75,597,234
Gross profit	$ 11,766,653	$ 6,398,427	$ 18,165,080

Income from operations	$ 11,319,048	$ 6,398,427	$ 17,717,475
Total assets	$ 60,742,211	$ -	$ 60,742,211
Depreciation	$ 318,945	$ -	$ 347,459

For the year ended June 30, 2006
Agency
	Product sales	Service	Total
Revenues	$ 82,781,225	$ 10,300,496	$ 93,081,721
Cost of revenues	67,596,453	3,137,024	70,733,477
Gross profit	$ 15,184,772	$ 7,163,472	$ 22,348,244

Income from operations	$ 14,679,345	$ 7,163,473	$ 21,842,818
Total assets	$ 53,327,964	$ -	$ 53,327,964
Depreciation	$ 308,618	$ -	$ 352,323

For the year ended June 30, 2005
Agency
	Product sales	Service	Total
Revenues	$ 29,407,212	$ 11,457,203	$ 40,864,415
Cost of revenues	23,972,411	4,153,548	28,125,959
Gross profit	$ 5,434,801	$ 7,303,655	$ 12,738,456

Income from operations	$ 5,000,247	$ 7,303,656	$ 12,303,903
Total assets	$ 36,267,910	$ -	$ 36,267,910
Depreciation	$ 329,849	$ -	$ 344,219

14.    GEOGRAPHICAL INFORMATION

 The Company's revenues by geographic destination are analyzed as follows:

	For Years Ended June 30,
	2007	2006	2005

PRC	$93,762,314	$93,081,721	$40,864,415
Outside PRC	-	-	-

Total net revenues	$93,762,314	$93,081,721	$40,864,415

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

3,750,000 shares of common stock

PROSPECTUS

_______, 2008

Dealer Prospectus delivery obligation

----------------------------------------------

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses. None of the offering expenses will be paid to affiliates of the registrant; however, legal fees and expenses include $80,000 paid to John Ballard and $30,000 to Jehu Hand, both selling shareholders.

Amount to be Paid

Sec Registration Fee	$173.00
Printing Fees and Expenses	124.00
Legal Fees and Expenses	110,000.00
Accounting Fees and Expenses	197,000.00
Transfer Agent and Registrar Fees	500.00
FINRA	1,063.00
Miscellaneous	1,140.00

TOTAL	$310,000.00

Item 14.  Indemnification of Directors and Officers

Our Bylaws provide that, in the event a director, officer, partner, trustee, employee, fiduciary or agent is made a party or threatened to be made a party by reason of service as a director, officer, partner, trustee, employee, fiduciary or agent of our company (or by reason of service as a director, officer, partner, trustee, employee, fiduciary or agent of another entity at the request of our company), then we shall indemnify that individual against reasonably incurred expenses (including any attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding if it is determined that he or she conducted himself or herself in good faith and that he or she reasonably believed (i) in the case of conduct in his or her official capacity with our company , that the conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that the conduct was at least not opposed to the company’s best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe the conduct was unlawful. An indemnified person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of our company and not while acting on the company’s behalf for some other entity.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15.   Recent Sales of Unregistered Securities

On February 20, 2007, 150,000 shares of common stock were issued for cash of $3,000 to two persons. On March 1, 2005, 5,000 shares of common stock were issued for $100.00 to one person. On November 2, 2005, 150,000 shares of common stock were issued for cash of $3,000 to two persons. These issuances were made to existing non-affiliated shareholders. The issuance of these shares did not involve any public offering or public advertising or solicitation, and were exempt under Section 4(2) of the Securities Act as transactions not involving any public offering. No underwriter was involved.

Pursuant to the Share Exchange Agreement dated October 10, 2007, Tabatha II issued 69,000,000 shares of its common stock to Cai Yongjun and Xue Yongping in exchange for 100% or 50,000 shares, of the outstanding shares of Longwei BVI.  The issuance of 69,000,000 shares represents 90.6% of Tabatha II’s outstanding shares.

Under the terms of the Share Exchange Agreement, Tabatha II was to have outstanding 6,000,000 shares, or 8% of the outstanding shares, post-acquisition.  Prior to the Share Exchange Agreement Tabatha II had 8,492,400 shares outstanding and 2,492,400 shares were subsequently cancelled.  Certain control persons, officers and directors of Tabatha II, including John Ballard, retained 1,159,815 of his original shares.  Diane Thelen transferred 200,000 shares to non-affiliated shareholder Jimmy Wang for his services related to the acquisition. Etech International, Inc., an affiliate of Etech Securities, a FINRA broker-dealer, received 2,250,000 restricted securities for their consulting services related to the acquisition, and Yan Wang received 650,000 restricted shares for her consulting services related to the acquisition.  The respective consulting agreements are herewith filed as Exhibits 10.1 and 10.2.  Etech has subsequently agreed to accept only 500,000 shares.

The issuance of the shares in the share exchange with the two Longwei BVI shareholders, and the issuance of shares to Etech Securities, Inc. and Yan Wang, did not involve any public offering or public advertising or solicitation, and were exempt under Section 4(2) of the Securities Act as transactions not involving any public offering. No underwriter was involved.

The Registrant agreed to sell $2,100,000 in convertible notes and warrants in connection with closing of the Share Exchange Agreement.  The closing for the sale of the convertible note offering was on December 18, 2007.  There were four buyers.  The buyers were "Qualified Institutional Investors" or "Institutional Accredited Investors."  The offering was made under Section 4(b) of the Securities Act.  No public offering or solicitation was employed.  Etech Securities, a FINRA broker-dealer, received sales commissions of 6% ($126,000).

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form S-1.

Exhibit Number	Description

2.1

Agreement for Share Exchange dated October 10, 2007, by and between Tabatha II, Inc. and Longwei Petroleum Investment Holding Limited and the Shareholders of Longwei Petroleum Investment Holding Limited (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2007.

3.1	Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000).

3.2	Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 22, 2000).

3.3

Amendment to Articles of Incorporation, indicating the name change to Longwei Petroleum Investment Holding Limited (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007).

5.1	Opinion of Hand & Hand, a professional corporation. *

10.1

Consulting Agreement as of October 12, 2007, by and between Longwei Petroleum Investment Holding Limited and Etech Securities, Inc. (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007).

10.2

Consulting Agreement as of October 12, 2007, by and between Longwei Petroleum Investment Holding Limited and Ms. Yan Wang (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007).

10.3

Consulting Agreement as of October 12, 2007, by and between Longwei Petroleum Investment Holding Limited, the BVI company, and John Ballard (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007).

10.4	Convertible Promissory Notes (herein incorporated by reference from Form S-1 filed with the Securities and Exchange Commission on December 26, 2007).

10.5	Class A Common Stock Purchase Warrants (herein incorporated by reference from Form S-1 filed with the Securities and Exchange Commission on December 26, 2007).

10.6	Longwei Petroleum Investment Holding Limited Term Sheet (herein incorporated by reference from Form S-1 filed with the Securities and Exchange Commission on December 26, 2007).

14	Code of Ethics (herein incorporated by reference from Form S-1 filed with the Securities and Exchange Commission on October 25, 2007).

23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC. *

23.3	Consent of Hand & Hand, a professional corporation. (included in exhibit 5.1)

*	Filed herewith

Item 17.  Undertakings

The undersigned registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(c) Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taiyuan City, Shanxi Province, Shanxi, China, on the 26th  day of June, 2008.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

By: /s/ CAI YONGJUN

Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 26, 2008:

SIGNATURE	TITLE

/s/ Cai Yongjun	Chief Executive Officer, President and Chairman
Cai Yongjun

/s/ Xue Yongping	Secretary and a director
Xue Yongping

/s/ Wang Junping	Chief Financial Officer
Wang Junping